                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY




                           PURCHASE AND SALE AGREEMENT
                                      among
                        ASCENT ENTERTAINMENT GROUP, INC.,
                                       and
                          ASCENT SPORTS HOLDINGS, INC.
                                       and
                                KMS SPORTS, LLC,
                                 KMA STICK, LLC,
                                 KMN BALL, LLC,
                                       and
                                 KMC CENTER, LLC

                           Dated as of April 24, 2000

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----


ARTICLE I.          DEFINITIONS...................................................................................2
         1.1        Definitions...................................................................................2

ARTICLE II.         PURCHASE AND SALE............................................................................18
         2.1        AEG Ownership Interests......................................................................18
         2.2        HC Ownership Interests.......................................................................18
         2.3        LLC-II Membership Interest...................................................................18
         2.4        Seller Ascent Arena Company Membership Interests.............................................18
         2.5        Purchase Price...............................................................................18

ARTICLE III.        COVENANTS OF SELLER..........................................................................19
         3.1        Compliance with Contracts and Applicable Law.................................................19
         3.2        Conduct of Business in the Ordinary Course...................................................19
         3.3        Preservation of Business.....................................................................24
         3.4        Maintenance of Insurance Coverage and Certain Policies.......................................24
         3.5        Current Information..........................................................................24
         3.6        Preservation of LDA's Ascent Arena Company Membership Interest...............................25

ARTICLE IV.         CLOSING......................................................................................25
         4.1        Closing......................................................................................25
         4.2        Closing Deliveries by AEG....................................................................25
         4.3        Closing Deliveries by HC.....................................................................26
         4.4        Closing Deliveries by Purchasers.............................................................26

ARTICLE V.          REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................27
         5.1        General Corporate and Partnership Matters....................................................27
         5.2        Title to Membership Interests and Partnership Interests......................................29
         5.3        Financial Statements; Undisclosed Liabilities; Notes; Distributions..........................35
         5.4        Litigation...................................................................................36
         5.5        Employees....................................................................................36
         5.6        Employee Benefits............................................................................36
         5.7        Labor and Employment Matters.................................................................38
         5.8        Intellectual Property........................................................................39
         5.9        Environmental Compliance.....................................................................39
         5.10       Insurance....................................................................................40
         5.11       Tax Matters..................................................................................41
         5.12       Sports Entities..............................................................................44
         5.13       Ascent Arena Entities........................................................................48
         5.14       Pepsi Center.................................................................................49
         5.15       Mountain Mobile..............................................................................51

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
         5.16       Development Property.........................................................................52
         5.17       Advisory Fees................................................................................52
         5.18       Operations Since Effective Date..............................................................52
         5.19       No Other Representations or Warranties.......................................................52

ARTICLE VI.         REPRESENTATIONS AND WARRANTIES OF PURCHASERS.................................................53
         6.1        Existence and Power..........................................................................53
         6.2        Governmental Authorization...................................................................53
         6.3        Non-Contravention............................................................................53
         6.4        Securities Matters...........................................................................54
         6.5        Advisory Fees................................................................................54
         6.6        Litigation...................................................................................55
         6.7        Beneficial Ownership.........................................................................55
         6.8        No Other Representations.....................................................................55
         6.9        Financial Matters............................................................................55

ARTICLE VII.        CONDITIONS TO CLOSING........................................................................56
         7.1        Conditions to Obligations of Purchasers......................................................56
         7.2        Conditions to Obligations of Seller..........................................................58

ARTICLE VIII.       TERMINATION..................................................................................59
         8.1        Mutual Agreement.............................................................................59
         8.2        Default by Seller............................................................................59
         8.3        Default by Purchasers........................................................................60
         8.4        Failure to Close.............................................................................60
         8.5        Effect of Termination........................................................................60

ARTICLE IX.         OTHER AGREEMENTS.............................................................................60
         9.1        Further Assurances...........................................................................60
         9.2        Certain Filings..............................................................................61
         9.3        Administration of Accounts...................................................................61
         9.4        Guarantee of Performance.....................................................................61
         9.5        Taxes........................................................................................61
         9.6        Employee Benefit Plans.......................................................................67
         9.7        Publicity....................................................................................68
         9.8        Costs and Expenses...........................................................................68
         9.9        Conditions to Closing........................................................................69
         9.10       City Consent.................................................................................69
         9.11       NBA and NHL Consents.........................................................................69
         9.12       Purchase and Sale of LDA Ascent Arena Membership Interest....................................69
         9.13       Limitations on Required Actions..............................................................70
         9.14       Amendment of Ascent Operating Agreement......................................................70



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
ARTICLE X.          MISCELLANEOUS................................................................................70
         10.1       Notices......................................................................................70
         10.2       Amendments; No Waivers.......................................................................72
         10.3       Successors and Assigns.......................................................................72
         10.4       Governing Law................................................................................72
         10.5       Counterparts; Effectiveness..................................................................72
         10.6       Entire Agreement.............................................................................73
         10.7       Captions.....................................................................................73
         10.8       Severability.................................................................................73
         10.9       Construction.................................................................................73
         10.10      Cumulative Remedies..........................................................................73
         10.11      Survival of Representations and Covenants....................................................74
         10.12      No Third Party Beneficiaries.................................................................74




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                             EXHIBITS AND SCHEDULES


EXHIBIT "A-1"                      Arena Land Legal Description
EXHIBIT "A-2"                      Development Property Legal Description
EXHIBIT "A-3"                      Auraria Lease Parcels Legal Description
EXHIBIT "B"                        Permitted Liens
SCHEDULE 1.1                       Pepsi Center Plans and Specifications
SCHEDULE 3.2(a)(vi)                Payable Indebtedness
SCHEDULE 3.2(b)(vii)               Prepayable Arena Entities' and Development Property
                                   Indebtedness
SCHEDULE 3.4                       Maintenance of Insurance Coverage and Certain Policies
SCHEDULE 5.1(f)                    Subsidiaries/Advances/Investments
SCHEDULE 5.2                       Exceptions to Title
SCHEDULE 5.2(b)(iii)               Mountain Mobile Membership Interest
SCHEDULE 5.2(g)                    Restrictions
SCHEDULE 5.3(a)                    Financial Statements
SCHEDULE 5.3(b)                    Undisclosed Liabilities
SCHEDULE 5.4                       Litigation
SCHEDULE 5.5(a)                    Sports Entities' Employees
SCHEDULE 5.5(b)                    Ascent Arena Entities' Employees
SCHEDULE 5.5(c)                    Key Employee Resignations
SCHEDULE 5.6(a)(i)                 Purchased Entities' Employee Plans
SCHEDULE 5.6(a)(iv)                Purchased Entities' Employee Plan Accelerated Vesting
SCHEDULE 5.6(d)                    Multiemployer Plan Contingent Liability
SCHEDULE 5.7(a)                    Labor and Employment Matters
SCHEDULE 5.8(a)                    Intellectual Property
SCHEDULE 5.10(a)                   Sports Entities' Insurance Policies
SCHEDULE 5.10(b)                   Ascent Arena Entities Insurance Policies
SCHEDULE 5.11(a)(vi)(A)            Tax Matters - Government Audits and Examinations
SCHEDULE 5.11(a)(vi)(B)            Tax Matters - Deficiencies
SCHEDULE 5.11(a)(vi)(D)            Tax Matters - Affiliated Groups
SCHEDULE 5.11(a)(vi)(E)            Tax Matters - List of Consolidated, Combined or Unitary
                                   State Income Tax Returns
SCHEDULE 5.11(a)(vi)(F)            Tax Matters - Extensions of Time Requested to File Income
                                   Tax Returns
SCHEDULE 5.11(a)(vi)(G)            Tax Matters - Tax Sharing Agreements
SCHEDULE 5.11(a)(vii)              Tax Matters - General Disclosures
SCHEDULE 5.12(a)                   Sports Entities - Absence of Certain Changes
SCHEDULE 5.12(b)(i)                Sports Entities' Contracts
SCHEDULE 5.12(c)(vi)               Survey Matters
SCHEDULE 5.12(e)                   Affiliate Contracts
SCHEDULE 5.12(f)(i)                Sports Entities' Permits


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
SCHEDULE 5.12(f)(ii)               Sports Entities' Required Governmental/Contractual
                                   Approvals/Consents
SCHEDULE 5.12(g)                   Compliance with Laws
SCHEDULE 5.13(d)                   Advance Booking Contracts
SCHEDULE 5.13(e)                   Ascent Arena Entity Contracts
SCHEDULE 5.14(b)(ii)               Arena Contracts
SCHEDULE 5.14(b)(iv)               Sale and Servicing Delegation of Duties
SCHEDULE 5.14(b)(ix)               DURA Obligations
SCHEDULE 5.14(c)                   Arena Accounts
SCHEDULE 5.15(c)                   Mountain Mobile Compliance with Laws
SCHEDULE 6.7(a)                    Beneficial Ownership
SCHEDULE 9.5(j)                    Allocation Schedule (to be delivered at the time specified in
                                   Section 9.5(j))
SCHEDULE 9.14                      Agreed Modifications to Ascent Operating Agreement



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                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of April 24, 2000 (the "Effective Date"), among ASCENT ENTERTAINMENT GROUP, INC., a Delaware corporation ("AEG"); ASCENT SPORTS HOLDINGS, INC., a Delaware corporation ("HC" and, together with AEG, "Seller"); KMS SPORTS, LLC, a Missouri limited liability company ("KMS Sports"); KMA STICK, LLC, a Missouri limited liability company ("KMA Stick"); KMN BALL, LLC, a Missouri limited liability company ("KMN Ball"); and KMC CENTER, LLC, a Missouri limited liability company ("KMC Center") (together with KMS Sports, KMA Stick and KMN Ball, "Purchasers" and each individually, a "Purchaser").

                                    RECITALS

         A. AEG owns 100% of the capital stock of HC and HC owns 100% of the membership interests of each of Ascent Sports LLC, a Delaware limited liability company ("LLC-I"), and Ascent Arena and Development LLC, a Delaware limited liability company ("LLC-II").

         B. AEG and HC desire to sell to KMC Center, and KMC Center desires to purchase from HC, 100% of the membership interests of LLC-II (the "LLC-II Membership Interest"), all on the terms and conditions set forth in this Agreement.

         C. AEG and LLC-II own, in the aggregate, 93.48% of the membership interests in Ascent Arena Company, LLC, a Colorado limited liability company ("Ascent Arena Company") (collectively, "Seller Ascent Arena Company Membership Interests," and each individually a "Seller Ascent Arena Company Membership Interest"). Liberty Denver Arena LLC, a Delaware limited liability company ("LDA"), owns the remaining 6.52% of the membership interests in Ascent Arena Company (the "LDA Ascent Arena Company Membership Interest"). Ascent Arena Company in turn owns the new indoor arena and related parking and site improvements (including the Infrastructure Improvements as defined in the Redevelopment Agreement) on the Arena Land and adjacent property, called the "Pepsi Center," which is a state of the art sports and entertainment center with seating for up to 20,000 occupants, depending on the event specific configuration (the "Pepsi Center").

         D. AEG desires to sell to KMS Sports, and KMS Sports desires to purchase from AEG, its Ascent Arena Company Membership Interest, all on the terms and conditions set forth in this Agreement. LDA desires to retain, and KMC Center desires LDA to retain, the LDA Ascent Arena Company Membership Interest, unless LDA is required to sell to KMC Center, and KMC Center is required to purchase from LDA, the LDA Ascent Arena Company Membership Interest pursuant to the terms and conditions set forth in this Agreement.

         E. AEG owns a 1% membership interest (the "AEG Avalanche Membership Interest") in Colorado Avalanche, LLC, a Colorado limited liability company ("Avalanche LLC"), and a 1% interest as a limited partner (the "AEG Nuggets LP Partnership Interest") in The Denver Nuggets Limited Partnership, a Delaware limited partnership ("Nuggets LP"). HC owns the remaining 99% of the membership interests in Avalanche LLC (the "HC Avalanche Membership Interest"). LLC-I

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owns a 1% interest in Nuggets LP as a general partner (the "LLC-I Nuggets LP
Partnership Interest") and HC owns the remaining 98% of the interests in Nuggets LP as a limited partner (the "HC Nuggets LP Partnership Interest").

         F. Nuggets LP owns and operates the professional basketball team known as the "Denver Nuggets" (the "Nuggets") and holds a franchise and membership in the National Basketball Association (the "NBA"). Nuggets LP also owns (i) subject to the City Transfer, fee title to the real property located in Denver, Colorado on which the Pepsi Center was constructed, which real property is more particularly described on Exhibit "A-1" (the "Arena Land"), and (ii) a 1/3 membership interest (the "Mountain Mobile Membership Interest") in Mountain Mobile TV Limited Liability Company, a Nevada limited liability company ("Mountain Mobile").

         G. Avalanche LLC owns and operates the professional hockey team known as the "Colorado Avalanche" (the "Avalanche") and holds a franchise and membership in the National Hockey League (the "NHL").

         H. AEG desires to sell, on the terms and conditions set forth in this Agreement, to KMS Sports, and KMS Sports desires to purchase from AEG, (i) the AEG Nuggets LP Partnership Interest and (ii) the AEG Avalanche Membership Interest.

         I. HC desires to sell, on the terms and conditions set forth in this Agreement, to KMA Stick, and KMA Stick desires to purchase from HC, the HC Avalanche Membership Interest.

         J. HC desires to sell, on the terms and conditions set forth in this Agreement, to KMN Ball, and KMN Ball desires to purchase from HC, 100% of the membership interests in LLC-I (the "LLC-I Membership Interest") and the HC Nuggets LP Partnership Interest.

         NOW, THEREFORE, in consideration of the foregoing recitals, and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Accounts" means, collectively, (a) the following accounts established and maintained pursuant to, and as defined in, the Sale and Servicing Agreement:
(i) Collection Account; (ii) Construction Fund Account; (iii) Debt Service Coverage Account; (iv) Debt Service Reserve Account; (v) Lease Reserve Account;
(vi) Paying Account; (vii) Capitalized Interest Account; and (vii) the Lockbox Account (for deposit of funds received pursuant to the Revenue Agreements prior to transfer of such funds to the Collection Account); (b) the Operating Account established and maintained pursuant to the Operating and Management Agreement; and (c) any Subservicing

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Account established by Ascent Operating Company as subservicer of the Sale and
Servicing Agreement pursuant to the Operating and Management Agreement.

         "Adjusted Purchase Price" has the meaning set forth in Section 2.5.

         "Advance Booking Contracts" has the meaning set forth in Section
5.13(d).

         "AEG" has the meaning set forth in the introductory paragraph of this Agreement.

         "AEG Avalanche Membership Interest" has the meaning set forth in Recital E.

         "AEG Nuggets LP Partnership Interest" has the meaning set forth in Recital E.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person; provided, however, that in no event will AT&T Corp. or any Affiliate of AT&T Corp. be deemed to be an Affiliate of Seller unless such Person is Liberty Media Corporation or a Controlled Affiliate of Liberty Media Corporation. "Control" for purposes of this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting securities, by contract or otherwise. When used with reference to any natural Person, the term "Affiliate" also includes (i) such Person's spouse, parents and descendants (whether by blood or adoption, and including stepchildren), the spouses of such Persons, and any relative of such Person's spouse who has the same home as such Person, and (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity.

         "Agreed Adjustment Amount" means $27,500,000.

         "Agreement" means this Agreement and all Exhibits and Schedules attached hereto.

         "Allen & Company" means Allen & Company Incorporated.

         "Allocation Schedule" has the meaning set forth in Section 9.5(j).

         "Applicable Law" means, with respect to any Person, any current domestic or foreign, federal, state or local statute, law, common law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Controlled Affiliates or any of their respective properties, assets, managers, partners, officers, directors, employees, consultants or agents (in connection with such manager's, partner's, officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Controlled Affiliates).

         "Approved Budgets" has the meaning set forth in Section 3.2(e).

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         "Architect" means Helmuth, Obata & Kassabaum, P.C., a Colorado professional corporation.

         "Architect Agreement" means the Agreement for Architectural Services, dated November 20, 1997, between Architect and Ascent Arena Company with respect to the Pepsi Center.

         "Arena Agreement" means the 1997 Denver Arena Agreement, dated as of November 12, 1997, by and among Ascent Arena Company, the City, Nuggets LP and Avalanche LLC, as amended.

         "Arena Contracts" means, collectively, (i) the Arena Agreement; (ii) the Trust Agreement; (iii) the Operating and Management Agreement; (iv) the Sale and Servicing Agreement; (v) the Construction Contract; (vi) the Indenture;
(vii) the Ascent Entertainment Assignment; (viii) the Security Documents; (ix) the User Agreements; (x) the Construction Phase Agreement, dated as of July 29, 1998, among the Denver Arena Trust, Ascent Arena Company and the Indenture Trustee; (xi) the Revenue Agreements; (xii) the Club Seat Agreements; (xiii) the Ground Lease; (xiv) the Indemnity Agreement, dated as of July 29, 1998, between Ascent Arena Company and the Denver Arena Trust; (xv) the Levy Concession Agreement; (xvi) the Ogden Concession Agreement; (xvii) the Redevelopment Agreement; (xviii) the ERA; (xix) the Advance Booking Contracts; (xx) the Architect Agreement; (xxi) the Conoco Agreement; (xxii) the Denver Post Agreement; and (xxiii) the Contracts listed on Schedule 5.13(e).

         "Arena Land" has the meaning set forth in Recital F.

         "Arena Operating Company" means Ascent Arena Operating Company, LLC, a Colorado limited liability company.

         "Ascent Arena Company" has the meaning set forth in Recital C.

         "Ascent Arena Entities" means, collectively, Ascent Arena Company, LLC-II, Arena Operating Company, and Denver Arena Trust.

         "Ascent Entertainment Assignment" means the Ascent Entertainment Assignment of Certain Payments, dated as of July 29, 1998, among AEG, Denver Arena Trust, Ascent Arena Company and the Indenture Trustee.

         "Ascent Operating Agreement" means the operating agreement entered into on November 14, 1997, among the then members of Ascent Arena Company, as amended.

         "Ascent Sports 401(k) Plan" has the meaning set forth in Section
9.6(c).

         "Assets" means, with respect to any Person, all of such Person's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and regardless of whether reflected on the Financial Statements delivered to Purchasers pursuant to this Agreement.

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         "Authorizations" has the meaning set forth in Section 5.9(a).

         "Avalanche" has the meaning set forth in Recital G.

         "Avalanche Balance Sheet" means the unaudited balance sheet of Avalanche LLC as of March 31, 2000.

          "Avalanche Contracts" means all Contracts to which Avalanche LLC is a party or by which it is bound.

         "Avalanche LLC" has the meaning set forth in Recital E.

         "Balance Sheet Date" means March 31, 2000.

         "Business" means the business of owning, managing and operating (a) the Nuggets as to Nuggets LP, (b) the Avalanche as to Avalanche LLC, (c) the Pepsi Center and the Development Property as to the Ascent Arena Entities, and (d) the Mountain Mobile Membership Interest and the business known and conducted as Ascent Sports (formerly conducted by Ascent Sports, Inc., a Delaware corporation which was merged into LLC-I) as to LLC-I.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Denver, Colorado or New York, New York are authorized or required by law to close.

         "City" means the City and County of Denver, Colorado.

         "City Consent" means the consent of the City to all transactions contemplated by this Agreement which require the approval or consent of the City.

         "City Lien" means the subordinate Lien granted by Ascent Arena Company to the City on all of Ascent Arena Company's right, title and interest in, to and under (i) the Luxury Suite License Agreements and the Revenue Agreement Rights with respect thereto (which Lien was granted by Ascent Arena Company prior to the conveyance of such agreements and rights by Ascent Arena Company to the Denver Arena Trust pursuant to the Sale and Servicing Agreement), and (ii) the Excess Collateral (and all proceeds of the foregoing) in order to secure the obligations of Ascent Arena Company under the Arena Agreement.

         "City Transfer" means the conveyance of the Arena Land to the City pursuant to the Arena Agreement and the transactions related thereto.

         "Closing" has the meaning set forth in Section 4.1.

         "Closing Date" has the meaning set forth in Section 4.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Conoco Agreement" means the Agreement for Founding Partner, Sponsorship and Promotion Rights, dated March 9, 1999, between Conoco, Inc. and Ascent Arena Company.

         "Conoco Lease" means the Lease, dated March 9, 1999, between Conoco, Inc. and Ascent Development Corp.

         "Construction Contract" means the Guaranteed Maximum Price Agreement, dated as of November 20, 1997, between Ascent Arena Company and the Construction Contractor.

         "Construction Contractor" means M.A. Mortenson Company.

         "Construction Fund Account" means the account designated as such established and maintained pursuant to the Sale and Servicing Agreement.

         "Construction Reports" has the meaning set forth in Section 5.14(a)(i).

         "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, or undertaking that is binding on any Person or its property under Applicable Law, including, with respect to Seller, the Arena Contracts.

         "Controlled Affiliate" means, with respect to any Person, an Affiliate of such Person that such Person Controls (as defined in the definition of Affiliate).

         "Coors Agreement" means the Agreement for Founding Partner Rights, Sponsorship and Promotion, dated as of June 1, 1998, between Coors Brewing Company and Ascent Arena Company, as amended and restated on July 29, 1998.

         "Corporate Entity" has the meaning set forth in Section 5.11(a)(v).

         "Denver Arena Trust" means the Denver Arena Trust, a Delaware business trust created pursuant to the Trust Agreement.

         "Denver Post Agreement" means the Agreement for Founding Partner Rights, Sponsorship and Promotion, dated November 24, 1998, between The Denver Post and Ascent Arena Company.

         "Designated Representative" has the meaning set forth in Section
3.2(c).

         "Development Property" means the real property more particularly described in Exhibit "A-2."

         "Drop Dead Date" has the meaning set forth in Section 8.2.


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         "DURA" means the Denver Urban Renewal Authority.

         "Effective Date" has the meaning set forth in the introductory paragraph of this Agreement.

         "Elitch Easements" has the meaning set forth in Section 5.12(c)(ii)(F).

         "Elitch Property" has the meaning set forth in Section 5.12(c)(ii)(F).

         "Employee Plan" of a Person means any plan, contract, commitment, program, policy, arrangement or practice maintained or contributed to by the Person and providing benefits to any current or former employee, director or agent of the Person, or any spouse or dependent of such beneficiary, including, without limitation, (1) any ERISA Plan, (2) any Multiemployer Plan, (3) any other "employee benefit plan" (within the meaning of section 3(3) of ERISA), (4) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock, other stock-based pension, retainer, consulting, retirement, severance, welfare or incentive plan, contract, commitment, program, policy, arrangement or practice and (5) any plan, contract, commitment, program, policy, arrangement or practice providing for "fringe benefits" or perquisites, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical or sick leave and medical, dental, hospitalization, life insurance and other types of insurance.

         "Employee Plan Event" means any of the following:

                  (i) "reportable event" (within the meaning of section 4043 of ERISA) with respect to any ERISA Plan for which the requirement of notice to the PBGC has not been waived by regulation;

                  (ii) the failure to meet the minimum funding standard of
                  section 412 of the Code with respect to any ERISA Plan (whether or not waived in accordance with section 412(d) of the Code) or the failure to make by its due date a required installment under section 412(m) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan;

                  (iii) the provision by the administrator of any ERISA Plan pursuant to section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in section 4041(c) of ERISA;

                  (iv) the withdrawal from any ERISA Plan during a plan year by a "substantial employer" as defined in section 4001(a)(2) of ERISA resulting in liability pursuant to section 4062(e) or section 4063 of ERISA;

                  (v) the institution by the PBGC of proceedings to terminate any ERISA Plan, or the occurrence of any event or condition which might constitute grounds under

                  ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan;

                  (vi) the imposition of liability pursuant to sections 4064 or 4069 of ERISA or by reason of the application of section 4212(c) of ERISA;

                  (vii) the withdrawal in a complete or partial withdrawal (within the meaning of sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under sections 4041A or 4042 of ERISA;

                  (viii) the occurrence of an act or omission which could give rise to the imposition of fines, penalties, taxes or related charges under chapter 43 of the Code or under sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA in respect of any such Employee Plan;

                  (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Plan other than a Multiemployer Plan or the assets of any Employee Plan, or against the Person maintaining or contributing to such plan in connection with any such plan;

                  (x) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under section 501(a) of the Code; or

                  (xi) the imposition of a lien pursuant to sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any ERISA Plan.

         "Environmental Laws" means all Applicable Laws relating to the protection of human health, safety or the environment including all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         "Environmental Liability(ies)" means all Liabilities of a Person (whether such Liabilities result from obligations imposed directly upon a Person under Environmental Laws or are owed by such Person to Governmental Authorities or third parties or otherwise) whether presently in existence or arising hereafter which arise under or relate to any Environmental Law.

         "Equity Interests" has the meaning set forth in Section 4.1.

         "ERA" means the Environmental Responsibility Agreement, dated as of November 14, 1997, between Southern Pacific Transportation Company and Ascent Arena Company, as amended pursuant to the First Amendment and Supplement thereto dated March 31, 1998.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the related regulations, in each case as amended as of the date hereof and as the same may be amended or modified from time to time. References to titles, subtitles, sections, paragraphs or other provisions of ERISA and the related regulations also refer to successor provisions.

         "ERISA Affiliate", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which such Person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which such Person is a member, and (iii) any member of an affiliated service group within the meaning of section 414(m) or (o) of the Code of which such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any of the Purchased Entities shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any of the Purchased Entities and with respect to liability arising after such period for which any of the Purchased Entities could be liable under the Code or ERISA.

         "ERISA Plan" of a Person means an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA), other than a Multiemployer Plan, that is covered by Title IV of ERISA or subject to the minimum funding standards of section 412 of the Code or section 302 of ERISA that is maintained by the Person, to which the Person contributes or has an obligation to contribute or with respect to which the Person is an "employer" (within the meaning of section 3(5) of ERISA).

         "Financial Advisors" means Allen & Company and Wasserstein Perella.

         "Financial Statements" has the meaning set forth in Section 5.3(a).

         "GAAP" means generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self- regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Gross Purchase Price" has the meaning set forth in Section 2.5.

         "Ground Lease" means (i) prior to the City Transfer, the Ground Lease between Nuggets LP, as lessor, and Ascent Arena Company, as lessee, with respect to the Arena Land, and (ii) after the City Transfer, the Lease Agreement between the City, as lessor, and Ascent Arena Company, as lessee, with respect to the Arena Land and pursuant to the Arena Agreement (the "City Ground Lease").

         "Hazardous Substance" means any chemical substance: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "solid waste" or similarly designated substance under any Applicable Law; or (iii) that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos.

         "HC" has the meaning set forth in the introductory paragraph of this Agreement.

         "HC Avalanche Membership Interest" has the meaning set forth in Recital E.

         "HC Nuggets LP Partnership Interest" has the meaning set forth in Recital E.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Taxes" means: (A) all Taxes imposed upon or measured by income, profits or gross receipts; and (B) any interest, penalties or additions to tax with respect to the items in clause (A).

         "Indenture" means the Indenture, dated as of July 29, 1998, by and between the Denver Arena Trust, as issuer, and the Indenture Trustee.

         "Indenture Trustee" means The Bank of New York, as indenture trustee of the Indenture.

         "Intellectual Property" means any and all (a) trademarks, service marks, trade names, logos, and registrations and applications for registration thereof; (b) works in which copyright may be claimed and for which registrations or applications for registration thereof have been made; (c) patents, patent applications, and related technical information; and (d) intellectual property rights substantially similar to any of the foregoing; that the Purchased Entities own or have a right to pursuant to license, sublicense, agreement, or written permission or otherwise.

         "Intercreditor Agreement" means (i) prior to the City Transfer, the Intercreditor Subordination and Release Agreement (Construction Term) among the City, Denver Arena Trust, the Indenture Trustee and Ascent Arena Company dated July 29, 1998 and (ii) after the City Transfer, the Intercreditor Agreement among the City, Ascent Arena Company and Denver Arena Trust dated on or about the date of the City Transfer.

         "Interim Period Expenses" has the meaning set forth in Section 3.2(f).

         "Interim Period Funds" has the meaning set forth in Section 3.2(f).

         "Interim Period Intercompany Loans" has the meaning set forth in
Section 3.2(f).

         "IRS" means the United States Internal Revenue Service or any Governmental Authority succeeding to any or all of its functions.

         "Key Employees" (individually, a "Key Employee") means any employee identified in Schedules 5.5(a) and 5.5(b) whose annual compensation exceeds $100,000.

         "KMA Stick" has the meaning set forth in the introductory paragraph of this Agreement.

         "KMC Center" has the meaning set forth in the introductory paragraph of this Agreement.

         "KMN Ball" has the meaning set forth in the introductory paragraph of this Agreement.

         "KMS Sports" has the meaning set forth in the introductory paragraph of this Agreement.

         "Knowledge" of Seller shall refer to whether any of Seller's executive officers, including Don Elliman, Dave Holden, Art Aaron and David Ehrlich, had actual knowledge of the matters involved, without any duty of investigation.

         "Kroenke" means E. Stanley Kroenke, individually.

         "LDA" has the meaning set forth in Recital C.

         "LDA Ascent Arena Company Membership Interest" has the meaning set forth in Recital C.

         "LDA Ascent Arena Company Membership Interest Value" means $18,668,716.

         "Leased Property" has the meaning set forth in Section 5.12(c)(ii)(F).

         "Levy Concession Agreement" means the Management Agreement, dated as of April 3, 1998, between Ascent Arena Company and Levy Premium Food Service, Inc.

         "Liabilities" means, with respect to any Person, any debts (including interest thereon and any prepayment penalties applicable thereto), liabilities, claims, or obligations of such Person of any kind, character or description, whether absolute or contingent, monetary or non-monetary, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined or determinable; it being agreed that unknown liabilities of any nature not required to be disclosed on a balance sheet prepared in accordance with GAAP shall not be deemed to be Liabilities.

         "Liability Issue" has the meaning set forth in Section 9.5(g)(ii).

         "Liberty Acquisition Date" means March 28, 2000.

         "Licenses" has the meaning set forth in Section 5.13(b).

         "Lien" means, with respect to any asset, any mortgage, title defect, lien, pledge, charge, security interest, hypothecation, restriction, or encumbrance of any kind in respect of such asset (other than Permitted Liens).

         "LLC-I" has the meaning set forth in Recital A.

         "LLC-I Membership Interest" has the meaning set forth in Recital J.

         "LLC-I Nuggets LP Partnership Interest" has the meaning set forth in Recital E.

         "LLC-II" has the meaning set forth in Recital A.

         "LLC-II Membership Interest" has the meaning set forth in Recital B.

         "Luxury Suite License Agreements" means the licenses of luxury suites in the Pepsi Center which have been granted and are in full force and effect as of the Effective Date.

         "Material Adverse Effect" means a change in, or effect on, the operations, financial condition, results of operations, Assets, or Liabilities of any of the Purchased Entities, the Development Property, the Arena Land or the Pepsi Center, as applicable, that, individually or in the aggregate, results in, or could reasonably be expected to result in, a material adverse effect on, or a material adverse change in, either of (a) Avalanche LLC, or (b) Nuggets LP and the Pepsi Center, taken as a whole, other than any such material adverse effect, or material adverse change, resulting from a change, effect, condition, event or circumstance that (i) affects the NBA and the NBA Member Teams generally, (ii) affects the NHL and the NHL Member Teams generally, (iii) arises out of or is attributable to general economic conditions, whether locally, regionally or nationally, or (iv) relates to any matter contemplated by or disclosed in this Agreement.

         "Mortgage" means (i) prior to the City Transfer, that certain Fee and Leasehold Deed of Trust, Assignment of Rents, Leases, Security Agreement and Fixture Filing from Nuggets LP, as fee owner, and Ascent Arena Company, as ground lessee and owner of the improvements on the Arena Land, to the Public Trustee of the City for the benefit of the Denver Arena Trust, as assigned and pledged to the Indenture Trustee, encumbering Nuggets LP's fee interest and Ascent Arena Company's leasehold interest in the Arena Land under the Ground Lease and the Ascent Arena Company's fee interest in the Pepsi Center, and (ii) after the City Transfer, that certain Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing from Ascent Arena Company as ground lessee and owner of the improvements on the Arena Land to the Public Trustee of the City for the benefit of the Denver Arena Trust, as assigned and pledged to the Indenture Trustee, encumbering Ascent Arena Company's leasehold interest in the Arena Land under the City Ground Lease and its interest in the improvements on the Arena Land.

         "Mountain Mobile" has the meaning set forth in Recital F.

         "Mountain Mobile Membership Interest" has the meaning set forth in Recital F.

         "Multiemployer Plan" means a "multiemployer plan" as defined in section 3(37) of ERISA.

         "NBA" has the meaning set forth in Recital F.

         "NBA Member Teams" means the professional basketball teams holding NBA franchises.

         "NHL" has the meaning set forth in Recital G.

         "NHL Member Teams" means the professional hockey teams holding NHL franchises.

         "NHL Strike Fund Amount" has the meaning set forth in Section 3.2(f).

         "Non-Income Taxes" means all Taxes other than Income Taxes.

         "Notes" means the revenue-backed notes issued pursuant to the Indenture.

         "Nuggets" has the meaning set forth in Recital F.

         "Nuggets Balance Sheet" means the unaudited balance sheet of Nuggets LP as of March 31, 2000.

         "Nuggets Contracts" means all Contracts listed on Schedule 5.12(b)(i) to which Nuggets LP is a party or by which it is bound.

         "Nuggets LP" has the meaning set forth in Recital E.

         "Ogden Concession Agreement" means the Management Agreement, dated as of April 3, 1998, between Ascent Arena Company and Ogden Entertainment, Inc.

         "Operating and Management Agreement" means the Operating and Management Agreement, dated as of July 29, 1998, by and between Ascent Arena Company, as Owner, and Arena Operating Company, as Operator, with respect to the Pepsi Center.

         "Organizational Documents" means (i) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (ii) for any limited liability company, the certificate or articles of organization and operating or equivalent agreement, and (iii) for any general or limited partnership, any partnership certificate and the partnership agreement.

         "Overhead Bridge" has the meaning set forth in Section 5.12(c)(ii)(F).

         "P&P Entity" and "P&P Entities" have the meanings set forth in Section 5.11(a).

         "Partnership Entity" has the meaning set forth in Section 5.11(a)(v).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pepsi Agreement" means the Agreement for Naming Rights, Pouring Rights, Sponsorship and Promotion, dated as of June 2, 1998, by and between Pepsi-Cola Company, a division of Pepsico, Inc., and Ascent Arena Company, as amended and restated July 29, 1998.

         "Pepsi Center" has the meaning set forth in Recital C.

         "Permitted Liens" means (i) the limitations imposed by the NHL Constitution, By-Laws, rules and regulations, (ii) the limitations imposed by the NBA Constitution, By-Laws, rules and regulations, (iii) the City Lien, and
(iv) the Liens listed on Exhibit "B."

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

         "Plans and Specifications" means the construction plans and specifications for construction of the Pepsi Center, prepared by the Architect, as listed on Schedule 1.1.

         "Post-Closing Period" means any period with respect to which Taxes are assessed that begins after the Closing Date and, with respect to any period that begins before the Closing Date and ends after the Closing Date, the portion of that period beginning after the Closing Date.

         "Pre-Closing Period" means any period with respect to which Taxes are assessed that ends on or prior to the Closing Date and, with respect to any period that begins before the Closing Date and ends after the Closing Date, the portion of that period ending on the Closing Date.

         "Post-June 30 Loans" has the meaning set forth in Section 3.2(f).

         "Predecessor Entity" means (i) Ascent Arena and Development Corporation, a Delaware corporation, (ii) Ascent Sports, Inc., a Delaware corporation, and (iii) any and all other legal entities (including corporations, partnerships and limited liability companies) that have previously been liquidated into or merged into or with any of the Purchased Entities and with respect to which any of the Purchased Entities is a surviving entity and/or succeeded by operation of law to the liabilities of such legal entity.

         "Principals" (individually, a "Principal") has the meaning set forth in
Section 6.7(a).

         "Proceedings" has the meaning set forth in Section 5.4.

         "Proposed Return" has the meaning set forth in Section 9.5(e)(i).

         "Purchased Entities" means the Sports Entities and the Ascent Arena Entities.

         "Purchased Entities' Employee Plan" means any Employee Plan of any of the Purchased Entities.

         "Purchased Entities' ERISA Plan" means any ERISA Plan of any of the Purchased Entities.

         "Purchased Entities' Qualified Plan" means any Qualified Plan of any of the Purchased Entities.

         "Purchasers" and "Purchaser" have the meanings set forth in the introductory paragraph of this Agreement.

         "Qualified Plan" of a Person means any ERISA Plan of the Person and any other pension, profit sharing or stock bonus plan within the meaning of section 401(a) of the Code maintained by the Person or to which the Person contributes or has an obligation to contribute.

         "Redevelopment Agreement" means the Redevelopment Agreement, dated as of November 1, 1997, between DURA and Ascent Arena Company, as the same may be amended from time to time.

         "Returns" mean all returns, declarations, reports, forms, claims for refund, estimates, information returns and statements, including amendments, required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

         "Return Preparation Standard" means the preparation of a Return and the reporting of any item thereon in accordance with specific accounting practices used by the particular Purchased Entity for Returns filed with respect to the 1996, 1997 and 1998 reporting periods (which accounting practices shall include tax elections, income recognition practices, expense recognition practices, asset write-off periods and other specific accounting methods) and to the extent the reporting of any item is not covered by such accounting practices, in accordance with applicable tax laws; provided, that if and to the extent any tax elections must be made by any of the Purchased Entities pursuant to specific provisions of this Agreement (including elections under section 754 of the Code), such tax elections shall be deemed to be included in the Return Preparation Standard.

         "Revenue Agreements" means each of (a) the Luxury Suite License Agreements; (b) the Pepsi Agreement; (c) the Coors Agreement; (d) the US West Agreement; and (e) any Subsequent Revenue Agreement (as defined in the Indenture).

         "Revenue Agreement Rights" has the meaning set forth in the Indenture.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of July 29, 1998, among the Denver Arena Trust, Ascent Arena Company and the Indenture Trustee.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, the regulations promulgated thereunder, and any successor statute.

         "Security Documents" means (i) the Mortgage, and the assignment and pledge thereof by the Denver Arena Trust to the Indenture Trustee; (ii) the Pledge and Security Agreement, dated as of July 29, 1998, between Ascent Arena Company and the Denver Arena Trust, pursuant to which Ascent Arena Company grants to the Denver Arena Trust a first lien on the Excess Collateral (as therein defined); (iii) the Pledge and Security Agreement, dated as of July 29, 1998, between the Denver Arena Trust and the Indenture Trustee, pursuant to which the Denver Arena Trust grants the Indenture Trustee a first lien security interest on the Collateral (as therein defined); (iv) the Pledge of Pledged Contracts, dated as of July 29, 1998, from Ascent Arena Company to the Denver Arena Trust, and the Assignment of Pledged Contracts, dated as of July 29, 1998 from the Denver Arena Trust to the Indenture Trustee, together with all obligor consents delivered in connection therewith; (v) the Collateral Assignment of Rents, Revenues and Agreements, dated as of July 29, 1998 by Ascent Arena Company for the benefit of the City; (vi) the Intercreditor Agreement; (vii) the Ascent Entertainment Assignment; (viii) the Estoppel Agreement dated as of July 29, 1998 among the City, the Denver Arena Trust and the Indenture Trustee with respect to the Arena Agreement; and (ix) the Estoppel Agreement dated as of July 29, 1998, among DURA, the Denver Arena Trust and the Indenture Trustee with respect to the Redevelopment Agreement, as any of the above may have been or may be amended from time to time.

         "Seller" has the meaning set forth in the introductory paragraph of this Agreement.

         "Seller Ascent Arena Company Membership Interest" has the meaning set forth in Recital C.

         "Seller's 401(k) Plan" has the meaning set forth in Section 9.6(c).

         "Sports Entities" (individually, a "Sports Entity") means Nuggets LP, Avalanche LLC and LLC-I.

         "Sports Entities' Contracts" means all Nuggets Contracts, Avalanche Contracts and any other Contracts, whether written or oral, to which any Sports Entity is a party or by which it is bound as of the Effective Date or on the Closing Date providing for actual or contingent expenditures, receipts or liabilities in excess of $500,000 per year all as set forth on Schedule 5.12(b)(i).

         "Sports Entities' Insurance Policies" has the meaning set forth in
Section 5.10(a).

         "Sports Entities' Permits" has the meaning set forth in Section 5.12(f)(i).

         "Sports Entities' Required Consents" has the meaning set forth in
Section 5.12(f)(ii).

         "Sports Entities' Required Contractual Consent" has the meaning set forth in Section 5.12(f)(ii).

         "Sports Entities' Required Governmental Approval" has the meaning set forth in Section 5.12(f)(ii).

         "Subject Entities" (individually, a "Subject Entity") means Seller, Ascent Arena Entities, and the Sports Entities.

         "Subsidiary(ies)" means, with respect to any Person, any corporation or other entity as to which more than 50% of the outstanding stock or other equity interests having ordinary voting rights or power (and excluding stock or other equity interests having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries.

         "Tax Partnership" means a Partnership Entity and any other entity treated as a partnership for federal income tax purposes in which a Purchased Entity has a direct or indirect interest.

         "Tax Proceeding" has the meaning set forth in Section 9.5(g)(iii).

         "Taxes" mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, and transfer taxes and other obligations of the same or of a similar nature to any of the foregoing, any Purchased Entity is required to pay, withhold or collect.

         "Teams" (individually, a "Team") means, collectively, the Nuggets and the Avalanche.

         "Transaction Documents" (individually, a "Transaction Document") means this Agreement and all other documents delivered by Seller and Purchasers in order to effect the transactions contemplated by this Agreement.

         "Transfer Taxes" has the meaning set forth in Section 9.5(c).

         "Trust Agreement" means the Amended and Restated Trust Agreement of Denver Arena Trust, dated as of July 29, 1998, among Ascent Arena Company as transferor, Wilmington Trust Company, as owner trustee, and The Bank of New York, as certificate paying agent.

         "Trust Certificates" has the meaning set forth in Section 5.2(d)(i).

         "Trustee's Lien" means the lien created by those Security Documents which create any lien or security interest for the benefit of the Indenture Trustee.

         "US West Agreement" means the Agreement for Sponsorship and Promotion, dated as of June 26, 1998, between US West, Inc. and Ascent Arena Company, as amended and restated upon delivery to the Denver Arena Trust.

         "User Agreements" means, collectively (i) the agreement between Avalanche LLC and Ascent Arena Company concerning the use of the Pepsi Center by the Colorado Avalanche, and (ii) the agreement between the Nuggets LP and Ascent Arena Company concerning the use of the Pepsi Center by the Denver Nuggets.

         "VCUP" means the Application for a Voluntary Cleanup Plan submitted to the Colorado Department of Public Health and Environment, dated March 10, 1995, and all correspondence, supplements, addenda, and extensions thereof.

         "Wasserstein Perella" means Wasserstein Perella & Co., Inc.

                                   ARTICLE II.

                                PURCHASE AND SALE

         2.1 AEG Ownership Interests. At Closing, subject to the terms and conditions of this Agreement, AEG shall sell, transfer, convey and deliver to
(i) KMS Sports, and KMS Sports shall purchase from AEG, free and clear of all Liens, the AEG Avalanche Membership Interest, and (ii) KMS Sports, and KMS Sports shall purchase from AEG, free and clear of all Liens, the AEG Nuggets LP Partnership Interest. In addition, at Closing AEG will assign to KMS Sports the license for Suite #95 at the Pepsi Center.

         2.2 HC Ownership Interests. At Closing, subject to the terms and conditions of this Agreement, HC shall sell, transfer, convey and deliver to (i) KMA Stick, and KMA Stick shall purchase from HC, free and clear of all Liens, the HC Avalanche Membership Interest, and (ii) KMN Ball, and KMN Ball shall purchase from HC, free and clear of all Liens, the LLC-I Membership Interest and the HC Nuggets LP Partnership Interest.

         2.3 LLC-II Membership Interest. At Closing, subject to the terms and conditions of this Agreement, HC shall sell, transfer, convey and deliver to KMC Center, and KMC Center shall purchase from HC, free and clear of all Liens, the LLC-II Membership Interest.

         2.4 Seller Ascent Arena Company Membership Interests. At Closing, subject to the terms and conditions of this Agreement, AEG shall sell, transfer, convey and deliver to KMS Sports, and KMS Sports shall purchase from AEG, free and clear of all Liens, AEG's 1% Ascent Arena Company Membership Interest.

         2.5 Purchase Price. The aggregate purchase price shall be $450,000,000 (the "Gross Purchase Price"), subject to adjustment as provided in the following sentence. The Gross Purchase Price shall be reduced by the sum of (i) the Agreed Adjustment Amount, (ii) the outstanding principal amount of the Notes as of the Closing Date, which shall remain outstanding immediately after the Closing Date, and (iii) the LDA Ascent Arena Company Membership Interest Value (the Gross Purchase Price as so adjusted, being referred to as the "Adjusted Purchase Price"). The Adjusted Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to an account designated by Seller at least two Business Days prior to the Closing Date.

                                  ARTICLE III.

                               COVENANTS OF SELLER

         3.1 Compliance with Contracts and Applicable Law. Subject to the matters disclosed on Schedule 5.2,

                  (a) Nuggets. From the Effective Date through the Closing Date, AEG, HC, LLC-I and Nuggets LP shall comply in all material respects with all conditions and requirements set forth in (i) all applicable Sports Entities' Contracts, (ii) the Organizational Documents applicable to such entities, (iii) any and all applicable NBA agreements and documents or other material Contracts of such entities, (iv) the VCUP, (v) Applicable Law, and (vi) this Agreement.

                  (b) Avalanche. From the Effective Date through the Closing Date, AEG, HC, and Avalanche LLC shall comply in all material respects with all conditions and requirements set forth in (i) all applicable Sports Entities' Contracts, (ii) the Organizational Documents applicable to such entities, (iii) any and all applicable NHL agreements and documents or other material Contracts of such entities, (iv) the VCUP, (v) Applicable Law, and (vi) this Agreement. AEG, HC and Avalanche LLC will coordinate with Purchasers the method of funding of the NHL Strike Fund Amount, if any.

                  (c) Ascent Arena Entities. From the Effective Date through the Closing Date, AEG, HC and the Ascent Arena Entities shall comply in all material respects, or cause such compliance, with all conditions and requirements set forth in (i) the Arena Contracts, (ii) the Licenses, (iii) the Organizational Documents of such entities, (iv) the VCUP, (v) Applicable Law, and (vi) this Agreement.

         3.2 Conduct of Business in the Ordinary Course.

                  (a) Sports Entities. From the Effective Date through the Closing Date, neither Seller nor the Sports Entities shall take any action or fail to take any action if such action or inaction, as the case may be, would be outside the ordinary course of business and inconsistent with past practices, except as specifically contemplated by the terms of this Agreement (including the City Transfer and the matters described in Sections 3.2(e), 3.2(f) and 9.11). Notwithstanding the foregoing, except as specifically contemplated by the terms of this Agreement (including the City Transfer and the matters described in Sections 3.2(e), 3.2(f) and 9.11), neither Seller nor any Sports Entity shall take any of the following actions without the prior written consent of
Purchasers:

                           (i) create, permit or suffer to exist any Lien on any of the Assets of the Sports Entities, other than Liens created in the ordinary course of business consistent with past practices pursuant to sponsorship agreements or agreements related to the operation of the Avalanche and Nuggets and except pursuant to the Arena Contracts after consultation with the Designated Representative;

                           (ii) sell, transfer or convey, or enter into any Contract (including any Contract that grants any Person any right to use, access, lease or acquire any of the Intellectual Property Assets of the Sports Entities) with a value of more than $500,000 which grants any Person any right to use, access (other than on a short-term basis, i.e., for a term of one year or less or for a term that is terminable without penalty or premium at the option of any of the Sports Entities on not more than 90 days' advance notice), lease or acquire any of the material Assets of the Sports Entities, except pursuant to the Arena Contracts after consultation with the Designated Representative;

                           (iii) amend any Sports Entities' Contract in any manner that would require the prior written consent of Purchasers under Section 3.2(a)(ii) if it were a new Contract, except as expressly permitted by this Agreement;

                           (iv) amend any Organizational Document of any of the Sports Entities;

                           (v) make a loan (other than for reasonable travel expenses in the ordinary course of business) to any Person, including an Affiliate, other than to any other Purchased Entity;

                           (vi) incur any indebtedness other than trade payables incurred in the ordinary course of business pursuant to Contracts now in effect or entered into in accordance with this Section 3.2(a);

                           (vii) make any intercompany transfer from a Purchased Entity to Seller, or make any distribution, dividend or other payment from a Purchased Entity to its members or partners, other than any other Purchased Entity;

                           (viii) except for the indebtedness listed on Schedule 3.2(a)(vi), prepay any indebtedness to any Person other than a Purchased Entity, including any indebtedness to Seller;

                           (ix) enter into any Contract with any Affiliate or enter into or terminate any Contract with obligations on the part of any Sports Entity in excess of $500,000;

                           (x) amend any Employee Plan to increase benefits, or create any new Employee Plan other than as required by Applicable Law or previously existing contractual commitment;

                           (xi) solicit from any Sports Entity, directly or indirectly, for Seller or any other Person, any Key Employee; or

                           (xii) make any material change in their accounting or tax principles, methods or practices or in the manner they keep their books and records.

                  Purchasers shall not unreasonably delay consent to or rejection of any of the actions described in this Section 3.2(a). To the extent that Seller takes or fails to take action on any matter described in this
Section 3.2(a) in accordance with instructions given to it by the Designated Representative (or deemed to have been given in accordance with paragraph (c) below), Purchasers shall be deemed to have waived in respect of such matter any right they may otherwise have to claim a breach of a representation or to assert any claim hereunder.

                  (b) Ascent Arena Entities and the Development Property. From the Effective Date through the Closing Date, neither Seller nor any Ascent Arena Entity shall take any action or fail to take any action if such action or inaction, as the case may be, would be outside the ordinary course of business and inconsistent with past practices, except as specifically contemplated by the terms of this Agreement (including the City Transfer and the matters described in Sections 3.2(e), 3.2(f), 9.11 and 9.14). Notwithstanding the foregoing, except as specifically contemplated by the terms of this Agreement (including the City Transfer and the matters described in Sections 3.2(e), 3.2(f), 9.11 and 9.14), neither Seller nor any Ascent Arena Entity shall take any of the following actions without the prior written consent of Purchasers:

                           (i) create, permit or suffer to exist any Lien on the Pepsi Center, the Development Property, or the Assets of any Ascent Arena Entity, except the City Lien, the Trustee's Lien, Liens created in the ordinary course of business consistent with past practices related to sponsorship agreements and other contracts disclosed on Schedule 5.13(e) and except pursuant to the Arena Contracts after consultation with the Designated Representative;

                           (ii) sell, transfer or convey, or enter into any Contract (including any Contract that grants any Person any right to use, access, lease or acquire any of the Intellectual Property Assets of any of the Ascent Arena Entities) with a value in excess of $500,000 which grants any Person any right to use, access (other than on a short-term basis, i.e., for a term of one year or less or for a term that is terminable without penalty or premium at the option of any of the Ascent Arena Entities on not more than 90 days' advance notice), lease or acquire the Pepsi Center, any interest in or any portion thereof, or any of the material Assets of any Ascent Arena Entity, except pursuant to the Arena Contracts after consultation with the Designated Representative;

                           (iii) sell, transfer or convey, or enter into any Contract with a value in excess of $500,000 which grants any Person any right to use, access (other than on a short-term basis, i.e., for a term of one year or less or for a term that is terminable without penalty or premium at the option of any of the Ascent Arena Entities on not more than 90 days' advance notice), lease or acquire the Development Property or any interest in or any portion thereof, except pursuant to the Arena Contracts after consultation with the Designated Representative;

                           (iv) amend any Arena Contract in any manner that would require the prior written consent of Purchasers under Section 3.2(b)(ii) or (iii) if it were a new Contract, except as expressly permitted by this Agreement;

                           (v) amend any Organizational Document of any Ascent Arena Entity;

                           (vi) make a loan (other than for reasonable travel expenses in the ordinary course of business) to any Person, including an Affiliate, other than to any other Purchased Entity;

                           (vii) incur any indebtedness other than trade payables incurred in the ordinary course of business pursuant to Contracts now in effect or pursuant to the Arena Contracts or entered into in accordance with this Section 3.2(b);

                           (viii) make any intercompany transfer from a Purchased Entity to Seller or make any distribution, dividend or other payment from a Purchased Entity to its members or shareholders, other than any other Purchased Entity;

                           (ix) except for the indebtedness listed on Schedule 3.2(b)(vii), prepay any indebtedness to any Person other than an Ascent Arena Entity, including any indebtedness to Seller;

                           (x) enter into any Contract with any Affiliate or enter into or terminate any Contract with obligations on the part of any Ascent Arena Entity in excess of $500,000;

                           (xi) amend any Employee Plan to increase benefits, or create any new Employee Plan, other than as required by Applicable Law or previously existing contractual commitment;

                           (xii) solicit from any Ascent Arena Entity, directly or indirectly, for Seller or any other Person, any Key Employee; or

                           (xiii) make any material change in their accounting or tax principles, methods or practices or in the manner they keep their books and records.

                  Purchasers shall not unreasonably delay consent to or rejection of any of the actions described in this Section 3.2(b). To the extent that Seller takes or fails to take action on any matter described in this
Section 3.2(b) in accordance with instructions given to it by the Designated Representative (or deemed to have been given in accordance with paragraph (c) below), Purchasers shall be deemed to have waived in respect of such matter any right they may otherwise have to claim a breach of a representation or to assert any claim hereunder.

                  (c) Designated Representative. Purchasers shall appoint a person(s) to serve as primary contact for Seller in conjunction with Sections
3.2 and 3.5 (the "Designated Representative"). For purposes of Seller seeking required approvals under this Section 3.2, Seller shall deliver written notification (in the manner provided in Section 10.1) to the Designated Representative as to the matter for which Seller is seeking approval. The Designated Representative may grant or deny approval within 48 hours of such notification or indicate that it shall accede to management's judgment. If the Designated Representative does not deliver such written notification within the 48-hour period or indicates that it shall accede to management's judgment, such approval shall be deemed to have been given.

                  (d) Notice. Seller shall promptly notify Purchasers, in writing, of the occurrence or existence of any event or circumstance of which Seller or any Purchased Entity is aware and which would (i) violate this Section 3.2, or (ii) make the satisfaction of any condition in Section 7.1 impossible or unlikely.

                  (e) Approved Budgets. Seller has delivered to Purchasers, and Purchasers have approved, operating and capital budgets for the period from April 1, 2000 through September 30, 2000 for the following: (i) Nuggets LP, (ii) Avalanche LLC, (iii) Ascent Arena Company, (iv) LLC-I, and (v) LLC-II (the "Approved Budgets"). Expressly subject to the limitations and covenants provided in Article III, Seller may take any actions or make any expenditures substantially in accordance with the Approved Budgets without the prior written consent of Purchasers.

                  (f) Intercompany Loans. Between the Balance Sheet Date and the Closing Date, all revenues, cash, funds, notes, accounts receivable and the like, of any kind, received by the Purchased Entities, including funds received by any Purchased Entity with respect to season tickets, club seats, luxury suites, television, radio, marketing, sponsorships or advertising, including deferred revenues relating to prepayments for any such items (collectively, the "Interim Period Funds"), will be retained by the Purchased Entities and may be used by the Purchased Entities to pay for operating expenses and capital expenditures relating to the Business in accordance with the Approved Budgets (the "Interim Period Expenses"). If the Interim Period Funds are not sufficient to pay the Interim Period Expenses, Seller or Liberty Media Corporation shall advance funds to the Purchased Entities in an amount sufficient to cover the shortfall between the amount of the Interim Period Expenses and the amount of the Interim Period Funds, and any such advances shall be treated as intercompany loans, which shall bear interest at the per annum rate of interest publicly announced from time to time by The Bank of New York as its prime rate (or reference rate) plus 1%, from Seller or Liberty Media Corporation, as the case may be, and the Purchased Entities (the "Interim Period Intercompany Loans"). If at any time between the Balance Sheet Date and the Closing Date the

Purchased Entities have excess Interim Period Funds not required to pay Interim Period Expenses, such excess Interim Period Funds may be used to repay, in whole or in part, any Interim Period Intercompany Loans. On the Closing Date, any unpaid principal balance of and any accrued but unpaid interest on any Interim Period Intercompany Loans shall be paid by the Purchased Entities to Seller or Liberty Media Corporation, as applicable, in full; provided, however, that if the Purchased Entities do not have sufficient cash and cash equivalents on the Closing Date to repay all outstanding Interim Period Intercompany Loans in full, all cash and cash equivalents of the Purchased Entities will be used to repay in part the Interim Period Intercompany Loans and any remaining balance of the Interim Period Intercompany Loans will be forgiven and discharged, and provided further, that if the Closing occurs after June 30, 2000, then (x) Seller or Liberty Media Corporation shall be entitled at Closing to repayment in full of any Interim Period Intercompany Loans made after June 30, 2000 (the "Post-June 30 Loans"), and Purchasers will provide cash to the Purchased Entities (either as a loan or as a contribution, at the option of Purchasers) immediately prior to the Closing, to the extent that the Purchased Entities otherwise would not have sufficient cash and cash equivalents to repay the Post-June 30 Loans in full, and (y) any revenues, cash, funds, notes, accounts receivable and the like received by the Purchased Entities after June 30, 2000, shall not be used to repay any Interim Period Intercompany Loans made before June 30, 2000. Notwithstanding any of the preceding provisions of this Section 3.2(f) to the contrary, if any one or more of the Purchased Entities make any expenditure or advance of funds prior to Closing in connection with establishment of a strike fund as required by the NHL (the "NHL Strike Fund Amount") and if the Purchased Entities would not have sufficient cash and cash equivalents at Closing to repay all Interim Period Intercompany Loans in full, Purchasers will provide cash to the Purchased Entities (either as a loan or as a contribution, at the option of Purchasers) immediately prior to Closing, in an amount equal to the lesser of
(i) the NHL Strike Fund Amount, and (ii) the amount of the Interim Period Intercompany Loans that would otherwise not be repaid in full if Purchasers did not provide cash to the Purchased Entities immediately prior to the Closing.

         3.3 Preservation of Business. From the Effective Date through the Closing Date, Seller shall cause the Purchased Entities to use their respective reasonable best efforts to preserve intact the current Assets, business organizations and relationships, and goodwill of the Purchased Entities, and to keep available the services of the present officers, employees, players, agents and other personnel of the Purchased Entities, excluding officers of Seller who are not Key Employees, in each case to the extent commercially reasonable.

         3.4 Maintenance of Insurance Coverage and Certain Policies. From the Effective Date through the Closing Date, neither Seller nor any of the Purchased Entities shall take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability, prior to the Closing Date, of any insurance policies listed on Schedule 3.4. Seller shall maintain the insurance policies listed on Schedule 3.4 in effect through the Closing Date.

         3.5 Current Information. From the Effective Date through the Closing Date, Seller will cause one or more of its representatives to confer on a regular basis with the Designated Representative with respect to the status of the ongoing operations of the Purchased Entities. Seller promptly will notify Purchasers of any material change in the normal course of business of the

Purchased Entities or, if known to Seller, of any complaints from a Governmental Authority or of any litigation known to Seller (or written communications received by Seller or the Purchased Entities indicating that the same may be contemplated) or, if known to Seller or the Purchased Entities, the institution or the threatened institution of any litigation in each case that would challenge, prevent, alter or materially delay any of the transactions contemplated by the Transaction Documents and Seller will keep Purchasers informed with respect to such events. Seller and Purchasers will notify each other at mutually agreeable times of the status of applications with Governmental Authorities and third party consents related to the transactions contemplated by the Transaction Documents. In addition, Seller will deliver promptly to Purchaser copies of all internal financial reports regularly prepared by or for Seller and Returns filed with any Governmental Authority, and will allow Purchasers and/or their representatives reasonable access to any and all records, files, contracts, employees, representatives, agents and other information or Persons deemed necessary by Purchasers and/or their representatives to verify representations and warranties made by Seller herein and other information provided by Seller to Purchasers in connection with the transactions contemplated by the Transaction Documents.

         3.6 Preservation of LDA's Ascent Arena Company Membership Interest. LDA agrees not to sell or otherwise transfer, pledge, hypothecate or encumber the LDA Ascent Arena Company Membership Interest prior to the Closing.

                                   ARTICLE IV.

                                     CLOSING

         4.1 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of (a) the LLC-I Membership Interest, (b) the LLC-II Membership Interest, (c) the Seller Ascent Arena Company Membership Interests,
(d) the AEG Nuggets LP Partnership Interest, (e) the AEG Avalanche Membership Interest, (f) the HC Avalanche Membership Interest, and (g) the HC Nuggets LP Partnership Interest (subsections (a), (b), (c), (d), (e), (f) and (g), and the LLC-I Nuggets LP Partnership Interest are referred to collectively as the "Equity Interests") contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Sherman & Howard L.L.C. in Denver, Colorado on June 30, 2000, if all conditions to the obligations of the parties set forth in this Agreement have been satisfied or waived on or prior to such date, or at such other place or at such other time or on such other date as the parties may mutually agree upon in writing (the day on, and the time at, which the Closing takes place being the "Closing Date").

         4.2 Closing Deliveries by AEG. At the Closing, AEG shall deliver, or cause to be delivered, to Purchasers (all in form and substance reasonably satisfactory to Purchasers):

                  (a) An assignment to KMS Sports of all of AEG's right, title and interest in and to its 1% Ascent Arena Company Membership Interest, together with AEG's resignation as manager thereof, if applicable, effective as of the Closing Date.

                  (b) An assignment to KMS Sports of all of AEG's right, title and interest in and to the AEG Nuggets LP Partnership Interest.

                  (c) An assignment to KMS Sports of all of AEG's right, title and interest in and to the AEG Avalanche Membership Interest, together with AEG's resignation as manager thereof, if applicable, effective as of the Closing.

                  (d) An assignment to KMS Sports of the license for Suite #95 at the Pepsi Center.

                  (e) A certificate executed by AEG pursuant to which AEG represents and warrants to KMC Center, as of the Closing Date, the then-existing balance of funds in each of the Accounts and the outstanding principal amount of the Notes.

                  (f) The certificates, consents and other documents required to be delivered pursuant to Section 7.1.

                  (g) All books, records and accounting papers of the Purchased Entities, other than any required to be retained by AEG or any Purchased Entity by Applicable Law, in which event copies will be delivered to Purchasers.

         4.3 Closing Deliveries by HC. At the Closing, HC shall deliver, or cause to be delivered, to Purchasers:

                  (a) An assignment to KMN Ball of all of HC's right, title and interest in and to the LLC-I Membership Interest.

                  (b) An assignment to KMC Center of all of HC's right, title and interest in and to the LLC-II Membership Interest.

                  (c) An assignment to KMN Ball of all of HC's right, title and interest in the HC Nuggets LP Partnership Interest.

                  (d) An assignment to KMA Stick of all of HC's right, title and interest in the HC Avalanche Membership Interest.

         4.4 Closing Deliveries by Purchasers. At the Closing, Purchasers shall deliver, or cause to be delivered, to Seller:

                  (a) By wire transfer of immediately available funds, the Adjusted Purchase Price and any funds required to be provided by Purchasers to the Purchased Entities pursuant to Section 3.2(f).

                  (b) The certificates and other documents required to be delivered pursuant to Section 7.2 in form and substance reasonably satisfactory to AEG.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to enter into this Agreement, Seller represents and warrants to Purchasers that the following matters are true and correct as of the Effective Date and as of the Closing Date unless limited to a specific date.

         5.1 General Corporate and Partnership Matters.

                  (a) Organization and Standing. Each Subject Entity:

                           (i) is a Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

                           (ii) has full power and authority to own, lease and operate its Assets and to conduct its Business as now being conducted; and

                           (iii) is qualified or licensed to do business in all states and other jurisdictions where its ownership, leasing or operation of its Assets, or the conduct of its Business, requires such qualification or licensing, except where the failure to be so qualified or registered would not result in a Material Adverse Effect.

                  (b) Organizational Documents. The Purchased Entities have delivered or made available to Purchasers true and complete copies of their respective Organizational Documents and corporate, partnership or limited liability company books, records and ledgers. Such documents contain true and complete minutes and records of all issuances and transfers of any stock, membership, partnership or other ownership interests in the Purchased Entities, and all minutes and records of all meetings, consents, proceedings and other actions of the partners, members, shareholders, board of directors and committees of the board of directors of the Purchased Entities since the date of incorporation or formation.

                  (c) Corporate Power; Authorization; No Contravention;
Consents.

                           (i) Seller has all requisite legal and corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement and any other Transaction Document to which it is a party.

                           (ii) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller, and no other corporate proceedings or action on the part of Seller are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby.

                           (iii) The execution, delivery, and performance by Seller of the Transaction Documents will not, and the restructuring effected by AEG after July, 1999 with respect to certain Purchased Entities and Predecessor Entities did not:

                                    (A) conflict with or violate any of the
                           Organizational Documents of Seller or any of the Purchased Entities;

                                    (B) result in any breach or violation of, or
                           constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any Contract except as would not have a Material Adverse Effect;

                                    (C) result in the creation of any Lien on
                           any of the Assets of a Purchased Entity;

                                    (D) require any consent or approval of any
                           third party or any party to any Contract of Seller or the Purchased Entities the absence of which would result in a Material Adverse Effect, other than the City Consent, the consent of the other members of Mountain Mobile with respect to the Mountain Mobile Membership Interest and the Sports Entities' Required Contractual Consents; or

                                    (E) conflict with or violate any Applicable
                           Law (other than such conflicts or violations that would not have a Material Adverse Effect).

                  (d) Binding Effect. Each of the Transaction Documents to which Seller is a party constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  (e) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or registration, declaration or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Seller of any Transaction Document, other than:

                           (i) compliance with any applicable requirements of the HSR Act with respect to the consummation of the transactions contemplated hereby;

                           (ii) compliance with the registration requirements of the Securities Act, or an exemption therefrom, and any applicable state blue sky laws and the Securities Exchange Act of 1934;

                           (iii) the City Consent;

                           (iv) any Sports Entities' Required Governmental Approval; and

                           (v) as set forth in this Agreement.

                  (f) Subsidiaries. Except as set forth in Schedule 5.1(f) and as provided herein, the Purchased Entities have no directly or indirectly owned Subsidiaries and have made no advances to or investments in, and do not own any securities of or other interests in, any Person.

         5.2 Title to Membership Interests and Partnership Interests. Except as set forth on Schedule 5.2,

                  (a) Ascent Arena Company.

                           (i) The membership interests comprising Ascent Arena Company are as follows:

                                            AEG                   1%
                                            LLC-II            92.48%
                                            LDA                6.52%

                           (ii) AEG and LLC-II have good title to the Seller Ascent Arena Company Membership Interests, free and clear of all Liens other than those created by the Ascent Operating Agreement or this Agreement. AEG and LLC-II are the record and beneficial owners of the Seller Ascent Arena Company Membership Interests in the ratios stated in Section 5.2(a)(i).

                           (iii) The Seller Ascent Arena Company Membership Interests have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any Contract binding upon Ascent Arena Company, AEG, or LLC-II and were issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Except as set forth in the Ascent Operating Agreement, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of any membership or other interest in Ascent Arena Company, existing or contingent, at any time, or upon the happening of any stated event; (B) no outstanding interests that are convertible into or exchangeable for membership or other interests in Ascent Arena Company;

                           and (C) no Contracts or rights of any character to purchase or otherwise acquire from AEG, Ascent Arena Company, or LLC-II any such convertible or exchangeable interests.

                  (b) Mountain Mobile.

                           (i) The membership interests comprising Mountain Mobile are as follows:

                                    Nuggets LP                          1/3
                                    Fox Sports Rocky Mountain           1/3
                                    Norac                               1/3

                           (ii) Nuggets LP has good title to the Mountain Mobile Membership Interest, free and clear of all Liens other than those created by the Operating Agreement of Mountain Mobile or this Agreement. Nuggets LP is the record owner and LLC-I is the beneficial owner of the Mountain Mobile Membership Interest, with the sole right to vote, dispose of, and receive distributions and dividends in respect of such membership interest.

                           (iii) Except as set forth on Schedule 5.2(b)(iii), the Mountain Mobile Membership Interest has been duly authorized and validly issued, is fully paid and nonassessable, and to the Knowledge of Seller, was not issued in violation of the terms of any Contract binding upon Mountain Mobile or Nuggets LP and was issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Except as set forth in the Operating Agreement of Mountain Mobile, and to the Knowledge of Seller, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of the Mountain Mobile Membership Interest or any other membership interest in Mountain Mobile, existing or contingent, at any time, or upon the happening of any stated event that would dilute the Mountain Mobile Membership Interest; (B) no outstanding interests that are convertible into or exchangeable for membership or other interests in Mountain Mobile that would dilute the Mountain Mobile Membership Interest; and (C) no Contracts or rights of any character to purchase or otherwise acquire any such convertible or exchangeable interests.

                  (c) Arena Operating Company.

                           (i) Ascent Arena Company is the sole member and manager of Arena Operating Company, and no other membership, management, equity or other interests in Arena Operating Company exist.

                           (ii) Ascent Arena Company's interest in Arena Operating Company is free and clear of all Liens other than those created by the Arena Operating Agreement or this Agreement. Ascent Arena Company has the sole right to vote, dispose of, and receive distributions and dividends in respect of Arena Operating Company membership interests.

                           (iii) Ascent Arena Company's interest in Arena Operating Company has been duly authorized and validly issued, is fully paid and nonassessable, was not issued in violation of the terms of any Contract binding upon Arena Operating Company or Ascent Arena Company, and was issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Other than the Permitted Liens, there are: (A) no existing Contracts or rights of any character with respect to the purchase or acquisition of any membership or other interest in Arena Operating Company, existing or contingent, at any time, or upon the happening of any stated event; (B) no outstanding interests that are convertible into or exchangeable for membership or other interests in Arena Operating Company; and (C) no Contracts or rights of any character to purchase or otherwise acquire from the Arena Operating Company or Ascent Arena Company any such convertible or exchangeable interests.

                  (d) Denver Arena Trust.

                           (i) Ascent Arena Company is the sole certificate holder of the trust certificates of the Denver Arena Trust (the "Trust Certificates"), and there are no other outstanding trust certificates, and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the trust certificates of the Denver Arena Trust. Ascent Arena Company has the sole right to receive distributions with respect to the Residual Interest as defined in the Trust Agreement, subject only to the City Lien.

                           (ii) The Trust Certificates are free and clear of all Liens, other than those created by the Trust Agreement, this Agreement and the City Lien. The Trust Certificates were issued in compliance with the Trust Agreement and Applicable Law.

                           (iii) The Denver Arena Trust is not a business trust within the meaning of section 101(9)(A)(v) of the Bankruptcy Code. For federal, state and local income and franchise tax purposes, by virtue of there being a sole Trust Certificate holder, the Denver Arena Trust constitutes a security arrangement, with the assets being held by the trust, the owner of the trust assets being the sole Trust Certificate holder, and the Notes being non-recourse debt of the sole Trust Certificate holder. The Denver Arena Trust has not elected treatment as an association under Treasury Regulations Section 301.7701-3(a) for federal income tax purposes. The Denver Arena Trust shall be considered part of Ascent Arena Company for purposes of the definition of Partnership Entity.

                           (iv) The Denver Arena Trust does not own, directly or indirectly, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity.

                           (v) Ascent Arena Company has received certain distributions of the Residual Interest and other amounts pursuant to the Trust Agreement. Such distributions have been made in compliance with the Trust Agreement.

                  (e) Avalanche LLC.

                           (i) The membership interests in Avalanche LLC are as follows:

                                            AEG                   1%
                                            HC                   99%

                           (ii) AEG and HC have good title to the Avalanche LLC membership interests, free and clear of all Liens other than those created by the Operating Agreement of Avalanche LLC or this Agreement, and are the record and beneficial owners of the Avalanche LLC membership interests in the ratios stated in Section 5.2(e)(i) with the sole right to vote, dispose of, and receive distributions and dividends in respect of the Avalanche LLC membership interests.

                           (iii) The Avalanche LLC membership interests have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any Contract binding upon Avalanche LLC, HC or AEG and were issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Other than the Permitted Liens, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of any membership or other interest in Avalanche LLC, existing or contingent, at any time, or upon the happening of any stated event; (B) no outstanding interests that are convertible into or exchangeable for membership or other interests in Avalanche LLC; and (C) no Contracts or rights of any character to purchase or otherwise acquire from AEG, HC or Avalanche LLC any such convertible or exchangeable interests.

                  (f) Nuggets LP.

                           (i) The Nuggets LP partnership interests are as follows:

                                          AEG           1% as a limited partner
                                          HC           98% as a limited partner
                                          LLC-I         1% as general partner

                           (ii) AEG, HC and LLC-I have good title to the Nuggets LP partnership interests, free and clear of all Liens other than those created by the Limited Partnership Agreement of Nuggets LP or this Agreement. AEG, HC and LLC-I are the record and beneficial owners of the Nuggets LP partnership interests in the ratios stated in Section 5.2(f)(i) with the sole right to vote, dispose of, and receive distributions and dividends in respect of the Nuggets LP partnership interests.

                           (iii) The Nuggets LP partnership interests have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any Contract binding upon Nuggets LP, AEG, HC or LLC-I and were issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Other than Permitted Liens, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of any partnership or other interest in Nuggets LP, existing or contingent, at any time, or upon the happening of any stated event; (B) no outstanding interests that are convertible into or exchangeable for partnership or other interests in Nuggets LP; and
                           (C) no Contracts or rights of any character to purchase or otherwise acquire from AEG, Nuggets LP, HC or LLC-I any such convertible or exchangeable interests.

                  (g) Restrictions. Except as disclosed on Schedule 5.2(g), there is no voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or any order, judgment or decree, relating to any of the Equity Interests which, conditionally or unconditionally, (i) grants to any Person the right to purchase, redeem or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (A) any of such Equity Interests; (B) any of the proceeds of, or any distributions paid or which are or may become payable in respect of, any of such Equity Interests; or (C) any interest in such Equity Interests or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such Equity Interests or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such Equity Interests, proceeds or distributions.

                  (h) LLC-I.

                           (i) HC is the sole member and manager of LLC-I, and no other membership, management, equity or other interests in LLC-I exist.

                           (ii) HC has good title to the LLC-I Membership Interest, free and clear of all Liens other than those created by the Operating Agreement of LLC-I or this Agreement, and is the record and beneficial owner of the LLC-I Membership Interest as stated in
                           Section 5.2(h)(i) with the sole right to vote, dispose of, and receive distributions and dividends in respect of the LLC-I Membership Interest.

                           (iii) The LLC-I Membership Interest has been duly authorized and validly issued, is fully paid and nonassessable, was not issued in violation of the terms of any Contract binding upon LLC-I, HC or AEG and was issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Other than the Permitted Liens, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of any membership or other interest in LLC-I, existing or contingent, at any time, or upon the happening of any stated event; (B) no outstanding interests that are convertible into or exchangeable for membership or other interests in LLC-I; and (C) no Contracts or rights of any character to purchase or otherwise acquire from AEG, HC or LLC-I any such convertible or exchangeable interests.

                  (i) LLC-II.

                           (i) HC is the sole member and manager of LLC-II, and no other membership, management, equity or other interests in LLC-II exist.

                           (ii) HC has good title to the LLC-II Membership Interest, free and clear of all Liens other than those created by the Operating Agreement of LLC-II or this Agreement, and is the record and beneficial owner of the LLC-II Membership Interest as stated in
                           Section 5.2(i)(i) with the sole right to vote, dispose of, and receive distributions and dividends in respect of the LLC-II Membership Interest.

                           (iii) The LLC-II Membership Interest has been duly authorized and validly issued, is fully paid and nonassessable, was not issued in violation of the terms of any Contract binding upon LLC-II, HC or AEG and was issued in compliance with all applicable Organizational Documents and Applicable Law.

                           (iv) Other than the Permitted Liens, there are: (A) no existing Contracts or rights of any character with respect to the purchase, redemption or acquisition of any membership or other interest in LLC-II, existing or contingent, at any time, or upon the happening of any stated event; (B) no outstanding interests that are convertible into or exchangeable for membership or other interests in LLC-II; and (C) no Contracts or rights of any character to purchase or otherwise acquire from AEG, HC or LLC-II any such convertible or exchangeable interests.

         5.3 Financial Statements; Undisclosed Liabilities; Notes;
Distributions.

                  (a) Seller has delivered to Purchasers the financial statements described in Schedule 5.3(a) (collectively, the "Financial Statements"). The Financial Statements in each case have been prepared based on the books and records of the Purchased Entities in accordance with GAAP (except in the case of internally prepared statements which may not include all information and footnote disclosures normally included in financial statements prepared in accordance with GAAP), consistently applied throughout the periods covered thereby and fairly present in all material respects the financial condition, results of operations and statements of cash flow of the Purchased Entities as of the dates or periods indicated (subject in the case of interim financial statements to normal year-end adjustments). Since the Liberty Acquisition Date and the Balance Sheet Date, each of the Purchased Entities has conducted its Business in all material respects in a manner consistent with past practice without change of accounting policy or procedure including its practices in connection with the treatment of revenue recognition, capitalization policies, reserves and expenses.

                  (b) Undisclosed Liabilities. Except as set forth on Schedule 5.3(b), the Purchased Entities do not have any Liabilities except for Liabilities (i) reflected on or reserved against in the Financial Statements of such Persons, (ii) disclosed in this Agreement, or (iii) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date or otherwise entered into in accordance with this Agreement.

                  (c) Notes. As of the Effective Date and as of the Closing Date, the outstanding principal amount of the Notes is and will be $136,170,000.

                  (d) Distributions. From the Liberty Acquisition Date through the Effective Date, none of the Purchased Entities has made any intercompany transfer, distribution, dividend or other payment to Seller or any Affiliates thereof, including any payment of any intercompany account (other than to any other Purchased Entity and other than those that would be permitted to be made under Section 3.2(f)).

         5.4 Litigation. Except as specifically disclosed in Schedule 5.4, as of the Effective Date, there are no actions, suits, hearings, arbitrations, proceedings (public or private), claims, disputes, or governmental investigations (collectively, "Proceedings") pending, or to the Knowledge of Seller, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Pepsi Center or any of the Purchased Entities or any of their respective Assets (excluding any Proceedings pending or threatened against the NBA or the NBA Member Teams generally or against the NHL or the NHL Member Teams generally), provided that Seller shall list all such litigation of which it has Knowledge on Schedule 5.4 as to which an adverse determination would result in a Material Adverse Effect.

         5.5 Employees.

                  (a) Sports Entities' Employees. Except as disclosed in
Schedule 5.12(b)(i), Schedule 5.5(a) lists, as of the Effective Date, the name, date and place of employment, current annual salary and any other bonuses, and a description of position of each current exempt employee, officer, director, consultant or agent of any Sports Entity. Seller shall deliver to Purchasers an updated version of Schedule 5.5(a) on the Closing Date.

                  (b) Ascent Arena Entities' Employees. Except as disclosed in
Schedule 5.13(e), Schedule 5.5(b) lists, as of the Effective Date, the name, date and place of employment, current annual salary and any other bonuses, and a description of position of each current exempt employee, officer, director, consultant or agent of any Ascent Arena Entity. Seller shall deliver to Purchasers an updated version of Schedule 5.5(b) on the Closing Date.

                  (c) No Resignations by Key Employees. Except as disclosed on
Schedule 5.5(c), as of the Effective Date, no Key Employee has delivered a letter of resignation or has communicated in writing to any Sports Entity or any Ascent Arena Entity an intention to deliver a letter of resignation in the future.

                  (d) No Solicitation of Key Employees. Neither Seller nor any of its Controlled Affiliates (excluding the Purchased Entities) has solicited, directly or indirectly, for themselves or any other Person, any Key Employee.

         5.6 Employee Benefits.

                  (a) Purchased Entities' Employee Plans.

                           (i) Schedule 5.6(a)(i) sets forth a correct and complete list of all material Purchased Entities' Employee Plans. Seller and the Purchased Entities have made available to Purchasers true and complete copies of the Purchased

                           Entities' Employee Plans and all related summary descriptions, including copies of any employee handbooks listing or describing any Purchased Entities' Employee Plans and summary descriptions of any Purchased Entities' Employee Plan not otherwise in writing.

                           (ii) Except for any failure or default that would not have a Material Adverse Effect, each of the Purchased Entities has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under each Purchased Entities' Employee Plan. To the Knowledge of Seller, there are no negotiations, demands or proposals which are pending or which have been made to Seller or the Purchased Entities which concern material matters now covered, or that would be covered, by any Purchased Entities' Employee Plan that would have a Material Adverse Effect.

                           (iii) Each of the Purchased Entities is in full compliance with all Applicable Law applicable to each Purchased Entities' Employee Plan except where noncompliance would not have a Material Adverse Effect. There has been no Employee Plan Event which is continuing or in respect of which there is any outstanding liability of any of the Purchased Entities that, individually or in the aggregate, would have a Material Adverse Effect, and no such Employee Plan Event is reasonably expected to occur, with respect to any Purchased Entities' Employee Plan.

                           (iv) Except as disclosed in Schedule 5.6(a)(iv), the execution and delivery of the Transaction Documents and the conclusion of the transactions contemplated by this Agreement will not cause the acceleration of vesting in, or payment of, any benefits under any Purchased Entities' Employee Plan.

                           (v) None of the Purchased Entities has any formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or to modify or change any existing Employee Plan that would affect any current or former employee of any of the Purchased Entities.

                           (vi) Schedule 5.6(a)(i) separately identifies any Purchased Entities' Employee Plan that provides life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA), now or in the future, to any former employee at any cost to any of the Purchased Entities (except as required by Applicable Law).

                  (b) Employee Plans of the Purchased Entities' ERISA Affiliates. Except as would not have a Material Adverse Effect, there has been no Employee Plan Event with respect to any Employee Plan of any Person that is an ERISA Affiliate of the Purchased Entities or who was an ERISA Affiliate of the Purchased Entities at any time since December 31, 1993, in respect of which any liability could be expected to be incurred by any of the Purchased Entities.

                  (c) Purchased Entities' Qualified Plans.

                           (i) Each Purchased Entities' Qualified Plan has received a favorable determination letter (or opinion letter) from the IRS providing that each such plan satisfies the requirements of section 401(a) of the Code, and each trust under each such plan is exempt from Taxes under section 501(a) of the Code. To the Knowledge of Seller, no event has occurred that will, or would reasonably be expected to, give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections.

                           (ii) Seller and the Purchased Entities have made available to Purchasers for each Purchased Entities' Qualified Plan copies of the following documents, if applicable: (A) the Form 5500 filed for each of the three most recent plan years, including all schedules thereto and financial statements with attached opinions of independent accountants; and (B) the most recent determination letter from the IRS.

                  (d) Purchased Entities' ERISA Plans and Multiemployer Plans. No Purchased Entities' Employee Plan is, and no Employee Plan maintained by any of the Purchased Entities during the three-year period prior to the date hereof was, an ERISA Plan. None of the Purchased Entities has during the three-year period prior to the date hereof contributed to, or withdrawn in a complete or partial withdrawal from, any Multiemployer Plan or incurred any contingent liability under section 4204 of ERISA, nor is there any current potential liability for withdrawal from a Multiemployer Plan, in either case that would have a Material Adverse Effect, except as disclosed in Schedule 5.6(d).

         5.7 Labor and Employment Matters.

                  (a) Except as set forth in Schedule 5.7(a), (i) to the Knowledge of Seller, none of the Purchased Entities is currently, or has been within the past three years, engaged in any practice, act or course of conduct which constitutes an unfair labor practice or discriminatory act or course of conduct not in compliance with Applicable Law; (ii) as of the Effective Date, there is no labor strike, dispute, slow down or stoppage pending or, to the Knowledge of Seller, threatened against or directly affecting any of the Purchased Entities; (iii) as of the Effective Date, none of the Purchased Entities is a party to any pending grievance or arbitration proceeding arising out of or under any collective bargaining agreement, and to the Knowledge of Seller no claims therefor exist; (iv) no collective bargaining agreement exists that is binding on any of the Purchased Entities; and (v) as of the Effective Date, neither Seller, the Purchased Entities, nor any of their respective Controlled Affiliates has received any written notice or has Knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of any Purchased Entity, and the same will be true as of the Closing Date, except as would not have a Material Adverse Effect.

                  (b) To the Knowledge of Seller, as of the Effective Date, there are no organizational efforts presently being made involving any nonorganized employees of any of the Purchased Entities.

         5.8 Intellectual Property.

                  (a) To the Knowledge of Seller, Schedule 5.8(a) sets forth a complete and correct list of all material Intellectual Property.

                  (b) Immediately after the Closing and except as a result of any actions by Purchasers thereafter, the Purchased Entities' ownership and/or right to Intellectual Property (i) to the Knowledge of Seller will be the same as the Purchased Entities' ownership and/or right immediately before the Closing, (ii) will be free from any Liens, and (iii) will be free from any requirement of any royalty payments, license fees, charges or other payments, conditions or restrictions, except for Permitted Liens and otherwise as noted in the Contracts identified in Schedule 5.8(a).

                  (c) Schedule 5.8(a) sets forth a complete and correct list of all material agreements (i) pursuant to which the Purchased Entities have licensed Intellectual Property, or have permitted any Person to use Intellectual Property, and (ii) pursuant to which the Purchased Entities have been granted a license to Intellectual Property. All such agreements (A) are in full force and effect in accordance with their terms and no default exists thereunder by the Purchased Entities, or to the Knowledge of Seller, by any other party thereto,
(B) are free and clear of all Liens, and (C) do not contain any change-in-control provisions or other terms or conditions that will become applicable or inapplicable as a result of the Closing, except as may be provided in Contracts listed on Schedule 5.8(a).

                  (d) Except as set forth in Schedule 5.8(a), no claim or demand has been made, nor is there any proceeding that is pending, or to the Knowledge of Seller, threatened, that (i) challenges the Purchased Entities' rights in Intellectual Property, (ii) asserts that the Purchased Entities are infringing upon the intellectual property rights of another, or (iii) claims that any default exists under any Contract listed in Schedule 5.8(a), in each case that would have a Material Adverse Effect. None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the five years prior to the Effective Date, whether or not resolved in favor of the Purchased Entities.

         5.9 Environmental Compliance.

                  (a) To the Knowledge of Seller, each Purchased Entity has obtained all approvals, authorizations, certificates, consents, licenses, orders, and permits or other similar authorizations (collectively, "Authorizations") of all Governmental Authorities, or from any other Person, that are required under any Environmental Law, and all such Authorizations are currently in effect, except where the failure to have any Authorization would not have a Material Adverse Effect.

                  (b) To the Knowledge of Seller, each Purchased Entity has been and currently is in compliance in all material respects with all terms and conditions of all Authorizations of all Governmental Authorities (and all other Persons) required under all Environmental Laws, including the VCUP, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws, including the VCUP, in each case except where the failure to be in compliance would not have a Material Adverse Effect.

                  (c) Seller has not received notice of any claims which are pending and, to the Knowledge of Seller, there are not any claims which are threatened, relating to or alleging noncompliance or liability under any Environmental Law with respect to any of the Purchased Entities or their respective Assets (including the Arena Land and the Development Property), except where such noncompliance or liability would not have a Material Adverse Effect.

                  (d) True and complete copies of all permits, investigations, studies, documents, reports, audits, tests, analytical data and correspondence related to the environmental condition of the Assets of the Purchased Entities which are in the possession or control of Seller or an Affiliate of Seller or its respective consultants and agents have been made available to Purchasers.

         5.10 Insurance.

                  (a) Sports Entities' Insurance Policies. Schedule 5.10(a) sets forth a complete and correct list of all insurance policies of any kind or nature whatsoever currently in force with respect to the Businesses of the Sports Entities (the "Sports Entities' Insurance Policies"), including all "occurrence based" liability policies regardless of the periods to which they relate. Seller has delivered or made available to Purchasers complete and correct copies of all Sports Entities' Insurance Policies, except for those which are in the control of a Person other than Seller or its respective consultants or agents. The Sports Entities' Insurance Policies as currently in effect constitute insurance against risks of a character and in such amounts as are reasonable and customary to be insured against by similarly situated companies in the same or similar businesses, all of such insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums due thereon have been paid currently.

                  (b) Ascent Arena Entities' Insurance Policies. The Ascent Arena Entities have the benefit, pursuant to policies carried by such entities or by the Construction Contractor for their benefit, of policies of fire and casualty, general liability and excess or umbrella liability, builder's risk, business automotive, workers' compensation, employers' liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable in relation to the operation of the businesses of such entities, including construction of the Pepsi Center, and which comply in all material respects with the insurance requirements set forth in the Operating and Management Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy which policy has not been replaced prior to the date of such cancellation. The activities of the Ascent Arena Entities have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Except as set forth on
Schedule 5.10(b), the coverage of such policies will not cease upon Closing, and to the Knowledge of Seller the Ascent Arena Entities will continue to be entitled to the benefits of such policies assuming compliance post-Closing by Purchasers with the terms and conditions of such policies.

         5.11 Tax Matters.

                  (a) Purchased Entities and Predecessor Entities.

                           (i) All Returns required to be filed by or on behalf of any Purchased Entity, and all Returns required to be filed by or on behalf of any Predecessor Entities (which, together with the Purchased Entities, are each referred to herein individually as a "P&P Entity" and collectively as the "P&P Entities"), have been duly filed on a timely basis and all Returns filed by or on behalf of each P&P Entity (including all attached statements and schedules) are true, complete and correct in all respects, except for such failures to file and failures to be true, complete and correct as would not, individually or in the aggregate, have a Material Adverse Effect. No claim has been made or threatened in writing by any jurisdiction where a P&P Entity does not file Returns that the P&P Entity is or may be subject to Taxes in that jurisdiction. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis. No other Taxes are payable by any P&P Entity with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns), except for such Taxes as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (ii) Each P&P Entity has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated Taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, except for such failures to withhold or pay over and such failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (iii) There are no Liens on any of the Assets of a P&P Entity with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established, except for such Liens as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (iv) Prior to Closing, Seller shall make available to Purchasers, during normal business hours, true and complete copies of all Returns of each P&P Entity for all periods beginning after December 31, 1995, all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by a P&P Entity or on its behalf relating to Taxes of any P&P Entity for any period beginning after December 31, 1995 (and with respect to periods beginning on or before December 31, 1995, any Returns, tax audit reports, work papers, statements of deficiencies, closing or other agreements received by or relating to Taxes of any P&P Entity that are in Seller's possession), and Purchasers shall be permitted to inspect and make copies of such Returns, audit reports, work papers, statements and agreements.

                           (v) Each of the Purchased Entities, other than the Denver Arena Trust, LLC-I and LLC-II, has been properly classified as a "partnership" for federal income tax purposes, at all times since its formation. (Each Purchased Entity that is classified as a partnership for federal income tax purposes as of the Closing Date is referred to herein as a "Partnership Entity.") Each of LLC-I and LLC-II has been properly treated as a "disregarded entity" for federal income tax purposes at all times since formation (that is, for federal income tax purposes, LLC-I and LLC-II each is and has been at all times treated as a division of HC and not as a separate entity). The Denver Arena Trust has been properly treated as a "disregarded entity" for federal income tax purposes at all times since its formation (that is, for federal income tax purposes, The Denver Arena Trust is and has been at all times treated as a division of Ascent Arena Company and not as a separate entity). Each Predecessor Entity was at all times prior to its merger or liquidation into a Purchased Entity properly classified as a corporation for federal income tax purposes (each such Predecessor Entity that was at any time classified as a corporation for federal income tax purposes being referred to herein as a "Corporate Entity").

                           (vi) (A) Except as disclosed on Schedule
                           5.11(a)(vi)(A), there are no audits, inquiries, investigations or examinations relating to any Returns referred to in Section 5.11(a)(i) pending or, to the Knowledge of Seller, threatened in writing.

                                    (B) Except as disclosed on Schedule
                           5.11(a)(vi)(B), no deficiencies exist or have been asserted in writing with respect to Taxes of any P&P Entity, and no written notice has been received by a P&P Entity (or by any partner that is a Controlled Affiliate of Seller of any P&P Entity that is a Partnership Entity) with respect to the failure to file any Return or pay any Taxes.

                                    (C) No P&P Entity is a party to any action
                           or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened in writing against it or any of its assets.

                                    (D) Except as set forth on Schedule
                           5.11(a)(vi)(D), no Corporate Entity has ever been included in an affiliated group of corporations, within the meaning of section 1504 of the Code, and none has ever been a member of any combined or unitary group, in each case other than a group the common parent of which was AEG.

                                    (E) For all periods beginning on or after
                           July 1, 1997 until the liquidation or merger of a Corporate Entity into a Purchased Entity, each Corporate Entity joined or will join in the filing of consolidated federal income tax returns as part of the consolidated group of which AEG is the parent company and joined or will join in the filing of consolidated, combined or unitary state income tax returns as part of a consolidated, combined or unitary group of which AEG is the parent company for the states listed on Schedule 5.11(a)(vi)(E).

                                    (F) Except as disclosed on Schedule
                           5.11(a)(vi)(F), no extension of time to file any Return (which has not been filed) has been requested by or granted by a P&P Entity. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of a P&P Entity.

                                    (G) Except as disclosed on Schedule
                           5.11(a)(vi)(G), no P&P Entity is or was a party to any tax sharing agreement, tax indemnity agreement, tax allocation agreement, or similar arrangement with any Person.

                                    (H) The amount of each P&P Entity's
                           liability for unpaid Taxes for all periods ending on or before the Balance Sheet Date, determined on a GAAP basis (taking into account the Return Preparation Standard) does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of that date, and the amount of a P&P Entity's liability for unpaid Taxes for all periods ending on or before the Closing Date determined on a GAAP basis (taking into account the Return Preparation Standard) will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals will be reflected on the balance sheet of the Purchased Entities as of the Closing Date, except to the extent any excess of such Taxes over the relevant current liability accrual amount would not have a Material Adverse Effect.

                           (vii) Except as disclosed on Schedule 5.11(a) (vii):

                                    (A) No P&P Entity is required to treat any
                           Asset as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code. No P&P Entity has made or is bound by any election under section 197(f)(9)(B) of the Code.

                                    (B) No P&P Entity has disposed of any
                           property that is currently being accounted for under the installment method.

                                    (C) Within the last five years, no P&P
                           Entity has agreed to make, and has not been required to make, any adjustment under section 481 of the Code by reason of a change in accounting method or otherwise.

                                    (D) No P&P Entity is a member of any joint
                           venture or partnership or a party to any other arrangement or contract that is treated as a partnership for federal income tax purposes, except another Purchased Entity and Mountain Mobile.

                                    (E) No P&P Entity has made elections
                           comparable to those described in this section under any state, local or foreign tax law or is required to apply any rules comparable to those described in this section under any state, local or foreign tax laws.

                                    (F) The transactions contemplated hereby are
                           not subject to the tax withholding provisions of
                           section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of Applicable Law.

                                    (G) No Corporate Entity has made any
                           election under section 338 of the Code, and no action has been taken that would result in any Income Tax liability with respect to any such Corporate Entity as a result of a deemed election within the meaning of section 338 of the Code.

         5.12 Sports Entities.

                  (a) Absence of Certain Changes. Except as set forth in
Schedule 5.12(a), since the Balance Sheet Date there has not been any event, occurrence, or change in the Business of any of the Sports Entities (including any uninsured damage, destruction or other casualty loss) or change affecting such Business that would result in a Material Adverse Effect.

                  (b) Sports Entities' Contracts.

                           (i) As of the Effective Date, Schedule 5.12(b)(i) contains an accurate and complete list of all Sports Entities' Contracts, including all amendments thereto and modifications thereof (whether written or oral). Seller shall deliver to Purchasers an updated version of Schedule 5.12(b)(i) on the Closing Date.

                           (ii) Seller has made available true and correct copies of the Sports Entities' Contracts to Purchasers. As of the Effective Date, each of the Sports Entities' Contracts is in full force and effect and is binding upon and enforceable in accordance with its terms against the Sports Entities and, to the Knowledge of Seller, each other party thereto, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (whether or not such enforcement is considered in a Proceeding at law or in equity). As of the Closing Date, each of the Sports Entities' Contracts will be in full force and effect and will be binding upon and enforceable in accordance with its terms against the Sports Entities and, to the Knowledge of Seller, each other party thereto, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (whether or not such enforcement is considered in a Proceeding at law or in equity), except for any failure to be in full force and effect or to be so binding and enforceable as would not have a Material Adverse Effect.

                           (iii) Except as disclosed in Schedule 5.12(b)(i) with respect to the Local Television License Agreement (as described on such Schedule), there has not occurred any default, event of default or, to the Knowledge of Seller, any circumstance that with notice or the passage of time, or both, would constitute a default or event of default of the Sports Entities or, to the Knowledge of Seller, of any other party to a Sports Entities' Contract, except in either case for any defaults or events of default that would not constitute a Material Adverse Effect.

                           (iv) Except as set forth in the Sports Entities' Contracts themselves, no Sports Entity has assigned any of its rights pursuant to any Sports Entities' Contract to any Person, and each applicable Sports Entity holds its rights pursuant to the Sports Entities' Contracts free and clear of any Lien.

                  (c) Arena Land.

                           (i) As of the Effective Date and prior to the City Transfer,

                                    (A) Nuggets LP has good and marketable title
                           to the Arena Land, subject to the Permitted Liens. Except as provided in the Arena Agreement, there are no outstanding rights of first refusal, rights of reverter or options relating to the Arena Land or any interest therein, subject to the Permitted Liens. To Seller's Knowledge, except as disclosed on Exhibit "B," there are no unrecorded or undisclosed documents or other matters which affect title to the Arena Land. No Person holding a security interest in the Arena Land or any part thereof has the right to consent or deny consent to the transactions contemplated by this Agreement, other than the City Consent.

                                    (B) The current zoning of the Arena Land is
                           PUD 440, which permits the current improvements thereon (including the Pepsi Center) and Seller's currently contemplated uses of the Arena Land, and there is no pending or, to the Knowledge of Seller, contemplated rezoning.

                                    (C) To the Knowledge of Seller, there is no
                           violation of any Applicable Law or the VCUP relating to the Arena Land, except any such violation as would not result in a Material Adverse Effect. Nuggets LP has not leased or subleased any parcel or any portion of the Arena Land (other than pursuant to the Ground Lease) to any other Person.

                                    (D) There are no condemnation proceedings or
                           eminent domain proceedings of any kind pending or, to the Knowledge of Seller, threatened against the Arena Land.

                           (ii) As of the Effective Date and as of the Closing Date (whether before or after the City Transfer, except as otherwise specifically provided),

                                    (A) No improvements on the Arena Land and
                           none of Seller's currently contemplated uses violate, or will violate, in any material respect any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, except any such violation as would not result in a Material Adverse Effect. No permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Arena Land, other than those which are transferable with the Arena Land, are required by any Governmental Authority having jurisdiction over the Arena Land.

                                    (B) Except as disclosed on Schedule
                           5.12(c)(vi), to the Knowledge of Seller, all improvements on the Arena Land are wholly within the lot limits of the Arena Land and do not encroach on any adjoining premises, and there are no encroachments on the Arena Land by any improvements located on any adjoining premises, in each case, other than the Permitted Liens.

                                    (C) Ascent Arena Company is the lessee of
                           the Arena Land pursuant to the Ground Lease. Neither Ascent Arena Company, as lessee, nor, prior to the City Transfer, Nuggets LP, as lessor, or, after the City Transfer, to the Knowledge of Seller, the City, as lessor, is in default under the Ground Lease, and there has not occurred any event or circumstance that, with notice or the passage of time, or both, would constitute a default under the Ground Lease.

                                    (D) The Purchased Entities, as applicable,
                           have obtained and currently hold all approvals, authorizations, certificates, consents, licenses, orders, and permits or other similar authorizations of all Governmental Authorities that are required to their stage of construction as of the Effective Date under any Applicable Law to permit development of the Pepsi Center on the Arena Land.

                                    (E) All easements required or necessary as
                           of the Effective Date for Seller's intended use and development of the Arena Land and the Pepsi Center have been obtained.

                                    (F) Subject to the Permitted Liens, Ascent
                           Arena Company is (A) the owner of the improvements on the Arena Land, (B) the owner of the overhead pedestrian bridge (the "Overhead Bridge") connecting (and over a portion of) the Arena Land and the Elitch Gardens Amusement Park (the "Elitch Property"), (C) the licensee (either individually or jointly with Nuggets LP) of a City permit regarding the ownership, operation and maintenance of that portion of the Overhead Bridge over City property and right-of-way,
                           (D) the grantee (either individually or jointly with Nuggets LP) of easements on the Elitch Property regarding the use of the Elitch Property for the Overhead Bridge and for parking for the Pepsi Center (the "Elitch Easements"), and (E) the tenant of property adjacent to the Arena Land described in Exhibit "A-3" (the "Leased Property") pursuant to Lease Agreement dated March 28, 2000 between Ascent Arena Company and the Board of Directors of the Auraria Higher Education Center.

                  (d) Tangible Assets. The Sports Entities own and have good title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of their material Assets reflected in the Financial Statements, Nuggets Balance Sheet and the Avalanche Balance Sheet, except those Assets disposed of in the ordinary course of business after the date thereof, free and clear of all Liens.

                  (e) Affiliate Contracts. As of the Effective Date, Schedule 5.12(e) identifies all Sports Entities' Contracts between any Sports Entity, on the one hand, and any Affiliate of such Sports Entity, on the other hand. Seller shall deliver to Purchasers an updated version of Schedule 5.12(e) on the Closing Date.

                  (f) Permits; Required Consents.

                           (i) Schedule 5.12(f)(i) sets forth all material certificates, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Sports Entities and their respective Businesses in substantially the same manner as currently operated (the "Sports Entities' Permits").

                           (ii) Schedule 5.12(f)(ii) lists (A) each governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver (each, a "Sports Entities' Required Governmental Approval") required under Applicable Law to be obtained by the Sports Entities by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material Sports Entities' Permit, and (B) each Sports Entities' Contract with respect to which the consent of the other party or parties thereto that must be obtained by the applicable Sports Entity by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (each, a "Sports Entities' Required Contractual Consent" and collectively with the Sports Entities' Required Governmental Approvals, the "Sports Entities' Required Consents"). Except as set forth in Schedule 5.12(f)(i), each Sports Entities' Permit is valid and in full force and effect in all material respects and, assuming the related Sports Entities' Required Consents have been obtained prior to the Closing Date, will be in full force and effect immediately after the Closing, except where any such failure to be in full force and effect would not result in a Material Adverse Effect.

                  (g) Compliance with Laws. Except as set forth in Schedule 5.12(g), the Sports Entities are operating their respective Businesses in compliance in all material respects with all Applicable Laws, or any material order, writ, injunction or decree of any Governmental Authority, except where any such noncompliance would not result in a Material Adverse Effect.

         5.13 Ascent Arena Entities.

                  (a) Denver Arena Trust. Ascent Arena Company has received certain distributions of the Residual Interest or other amounts pursuant to the Trust Agreement. Such distributions have been made in compliance with the Trust Agreement.

                  (b) Licenses. To the Knowledge of Seller, Ascent Arena Entities hold all licenses, franchises, authorizations, permits, and approvals (collectively, the "Licenses") which are necessary for or material to construction, ownership, use, operation or maintenance of the Pepsi Center. No License has been revoked or suspended, and to the Knowledge of Seller, no such revocation or suspension is pending or threatened. The Licenses will be in full force and effect immediately after the Closing.

                  (c) Title to Assets. The Ascent Arena Entities hold good title to all of their respective material Assets reflected in the Financial Statements, except those Assets disposed of in the ordinary course of business after the date thereof, free and clear of all Liens.

                  (d) Advance Booking Contracts. As of the Effective Date,
Schedule 5.13(d) sets forth all material advance bookings for events or entertainment at the Pepsi Center (collectively, the "Advance Booking Contracts"). Seller shall deliver to Purchasers an updated version of Schedule 5.13(d) on the Closing Date.

                  (e) Ascent Arena Entity Contracts. Except for the Contracts disclosed in Schedule 5.13(d) and the Arena Contracts, Schedule 5.13(e) contains, as of the Effective Date, an accurate and complete list of all material Contracts to which any Ascent Arena Entity is a party or by which it is bound. Seller shall deliver to Purchasers an updated version of Schedule 5.13(e) on the Closing Date.

         5.14 Pepsi Center.

                  (a) Construction Issues.

                           (i) Seller has made available to Purchasers true and complete copies of the Plans and Specifications and all material written reports regarding construction of the Pepsi Center, including those reports delivered to Denver Arena Trust or the Indenture Trustee by its construction consultant (the "Construction Reports").

                           (ii) Interim or final lien waivers have been obtained from the Architect, Construction Contractor and all subcontractors, materialmen and suppliers performing any work or supplying any materials with respect to the Pepsi Center, pursuant to which each such Person has waived all lien rights and claims with respect to all interim payments made to such Person. Neither Seller nor any of its Affiliates have received a notice of intent to file a lien against the Arena Land or the Pepsi Center, and no mechanics' lien or claim of lien has been asserted or threatened against the Arena Land or the Pepsi Center that has not been resolved as of the Effective Date.

                           (iii) Other than the Permitted Liens, all portions of the Pepsi Center are located on the Arena Land, without encroachment onto any other real property. All portions of the Pepsi Center constructed as of the Effective Date and as of the Closing have been constructed substantially in accordance with the Plans and Specifications.

                           (iv) Utility service lines and connections necessary to provide water, sewer, gas, electricity and telephone service to the Pepsi Center at levels sufficient to support its operation, use and maintenance in accordance with the Arena Agreement have been installed and are available for use.

                           (v) The Plans and Specifications were approved by all Governmental Authorities, design review committees and similar entities whose approval of construction or use of the Pepsi Center is required prior to construction under any Applicable Law, covenant, condition, restriction or reservation. All such approvals remain effective, and, to the Knowledge of Seller, there exist no violations of such approvals or conditions of such approvals which have not been satisfied.

                  (b) Arena Contracts.

                           (i) Seller has made available to Purchasers true and complete copies of the Arena Contracts. Each of the Arena Contracts is in full force and effect and is binding upon and enforceable in accordance with its terms against the Ascent Arena Entities and, to the Knowledge of Seller, each other party thereto, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (whether or not such enforcement is considered in a Proceeding at law or in equity), except for any failure to be in full force and effect or to be so binding and enforceable as would not have a Material Adverse Effect.

                           (ii) Except as disclosed on Schedule 5.14(b)(ii), there has not occurred any default, event of default or, to the Knowledge of Seller, any circumstance that with notice or the passage of time, or both, would constitute a default or event of default of any Ascent Arena Entities under any Arena Contract or, to the Knowledge of Seller, any default or event of default of any other party to an Arena Contract, except in either case for any defaults or events of default that would not constitute a Material Adverse Effect.

                           (iii) Except as set forth in the Arena Contracts themselves, no Ascent Arena Entity has assigned any of its rights pursuant to any Arena Contract to any Person, other than pursuant to the City Lien and the Trustee's Lien, and each Ascent Arena Entity holds its rights pursuant to the Arena Contracts, free and clear of any Lien.

                           (iv) Except as set forth in Schedule 5.14(b)(iv), Ascent Arena Company has not delegated any of its duties pursuant to the Sale and Servicing Agreement, other than pursuant to the subservicing portions of the Operating and Management Agreement.

                           (v) Seller has made available to Purchasers true and complete copies of all Servicer's Remittance Reports prepared and delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement.

                           (vi) Fees payable to Ascent Arena Company pursuant to the Sale and Servicing Agreement have not been prepaid, and Ascent Arena Company is entitled to receipt of such fees as provided in the Sale and Servicing Agreement.

                           (vii) Other than as set forth in the Arena Contracts, no prepayments have been made under any Arena Contract.

                           (viii) A true and correct copy of the current annual operating budget for the Pepsi Center prepared pursuant to the Operating and Management Agreement was delivered or made available to Purchasers pursuant to this Agreement. Such operating budget constitutes a reasonable estimate of the annual operating expenses for operation of the Pepsi Center based upon reasonable assumptions in light of current circumstances regarding the operation of the Pepsi Center under Seller's indirect ownership.

                           (ix) Except as disclosed on Schedule 5.14(b)(ix), Seller has no Knowledge of any event or circumstance that would limit or impair in any material respect DURA's obligation or ability to honor its reimbursement or payment obligations pursuant to the Redevelopment Agreement.

                  (c) Accounts. The balances of the Accounts are as set forth on
Schedule 5.14(c) as of the date indicated on such Schedule. All required deposits into and transfers among the Accounts have been made in compliance with the Sale and Servicing Agreement.

         5.15 Mountain Mobile.

                  (a) No Defaults. To the Knowledge of Seller, Mountain Mobile is not in default of any obligation to any Person pursuant to any Contract, which default would have a Material Adverse Effect.

                  (b) No Additional Capital Contributions or Loans. By virtue of becoming a member of Mountain Mobile, KMS Sports will not have any obligation to contribute capital or make loans to Mountain Mobile except to the extent provided in or permitted by the Operating Agreement of Mountain Mobile delivered to Purchasers pursuant to this Agreement.

                  (c) Compliance with Laws. Except as set forth in Schedule 5.15(c), to the Knowledge of Seller, Nuggets LP, and LLC-I, Mountain Mobile has operated its Business in compliance in all material respects with all Applicable Laws and any applicable material order, writ, injunction or decree of any Governmental Authority.

         5.16 Development Property.

                  (a) LLC-II has good and marketable title to the Development Property, subject to the Permitted Liens. There are no outstanding rights of first refusal, rights of reverter or options relating to the Development Property or any interest therein other than the Permitted Liens. To the Knowledge of Seller, there are no unrecorded or undisclosed documents or other matters which affect title to the Development Property (other than Permitted Liens). LLC-II has not leased or subleased any parcel or any portion of any parcel of the Development Property to any other Person other than pursuant to the Conoco Lease.

                  (b) To the Knowledge of Seller, LLC-II has not committed any violation of any Applicable Law (including any building, planning or Applicable Law related to zoning and all approvals, authorizations, certificates, consents, licenses, orders, and permits or other similar authorizations of all Governmental Authorities (and all other Persons) required under the VCUP and any other Environmental Law) relating to any of the Development Property, except any such violation as would not result in a Material Adverse Effect.

                  (c) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Knowledge of Seller, threatened against any of the Development Property.

                  (d) Other than the Permitted Liens and other than pursuant to the Conoco Lease, the Development Property is vacant, unimproved land having a zoning classification of PUD 440 pursuant to Applicable Law related to zoning, and there is no pending or, to the Knowledge of Seller, contemplated rezoning.

                  (e) Other than Permitted Liens, to the Knowledge of Seller there are no encroachments onto the Development Property by any improvements located on any adjoining premises, including the Arena Land.

         5.17 Advisory Fees. No Seller has retained or authorized any investment banker, broker, finder or other intermediary or advisor to act on behalf of Seller or any of its respective Affiliates in connection with the Transactions contemplated by this Agreement, except for the Financial Advisors as financial advisors to Seller. Seller shall be solely responsible for all costs and expenses due the Financial Advisors.

         5.18 Operations Since Effective Date. From the Effective Date through the Closing Date, AEG has performed and complied in all material respects with all of the terms of Article III of this Agreement.

         5.19 No Other Representations or Warranties. Purchasers acknowledge that Seller has not made and does not make, and Purchasers have not relied on, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Article V.


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


                                   ARTICLE VI.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         As an inducement to Seller to enter into this Agreement, Purchasers, as applicable, each represent, warrant and covenant to Seller, that the following matters are true and correct as of the Effective Date and as of the Closing Date unless limited to a specific date.

         6.1 Existence and Power. Each Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Missouri, and will be duly registered in and authorized by the State of Colorado to transact business in the State of Colorado as of the Closing Date (or as of such earlier date as may be required by the City). Each Purchaser has all power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement and any other Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of each Purchaser. This Agreement and each other Transaction Document constitutes a legal, valid and binding agreement of each Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.2 Governmental Authorization. The execution, delivery and performance by Purchasers of this Agreement and each other Transaction Document require no action by, consent or approval of, or filing with, any Governmental Authority other than:

                  (a) compliance with any applicable requirements of the HSR Act with respect to the consummation of the transactions contemplated hereby;

                  (b) compliance with the registration requirements of the Securities Act, or an exemption therefrom, and any applicable state blue sky laws; and

                  (c) as set forth in this Agreement.

         6.3 Non-Contravention. The execution, delivery and performance by Purchasers of this Agreement and each other Transaction Document does not and will not (a) contravene or conflict with the limited liability company agreements of Purchasers, (b) contravene or conflict with or constitute a violation of any Applicable Law binding upon or applicable to Purchasers, (c) constitute a default under any contract, agreement or other commitment to which any Purchaser is a party or by which any Purchaser is bound, or (d) contravene or conflict with or constitute a violation of, or require any consent or approval under or filing under, any rules or regulations of the National Football League that are binding upon or applicable to Purchasers, Kroenke or any Person in which Kroenke or any Affiliate of Kroenke has an interest.

         6.4 Securities Matters.

                  (a) The Equity Interests are being acquired for Purchasers' own accounts, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                  (b) Purchasers understand that the Equity Interests have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to section 4(2) thereof, that Seller has no present intention of registering the Equity Interests, that the Equity Interests must be held by Purchasers indefinitely, and that Purchasers must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

                  (c) During the negotiation of the transactions contemplated herein, Purchasers and their representatives have been furnished with and have had access to such information as Purchasers have considered necessary to make a determination as to the purchase of the Equity Interests, have been afforded an opportunity to ask such questions of Seller and the Purchased Entities' officers, employees and representatives concerning the Purchased Entities' business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

                  (d) Purchasers and their representatives have been solely responsible for Purchasers' own due diligence investigation of the Purchased Entities and its management and business, for their own analysis of the merits and risks of this investment, and for their own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, Purchasers have acted solely in their own interest, and no Purchaser (or any of their agents or employees) has acted as an agent of Seller.

                  (e) Each Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of such Purchaser's prospective investment in the Equity Interests; (ii) has the ability to bear the economic risks of such Purchaser's prospective investment, including a complete loss of Purchaser's investment in the Equity Interests; and (iii) has not been offered the Equity Interests by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

         6.5 Advisory Fees. No Purchaser has retained or authorized any investment banker, broker, finder or other intermediary or advisor to act on behalf of Purchasers or their Affiliates who might be entitled to any fee, commission or reimbursement of expenses from Purchasers, Seller or any of its respective Affiliates upon consummation of the transactions contemplated by this Agreement.

         6.6 Litigation. There is no proceeding pending or, to the knowledge of Kroenke or any Purchaser, threatened against or affecting Kroenke or any Purchaser before any court or arbitrator or any governmental body, agency or official, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Documents.

         6.7 Beneficial Ownership.

                  (a) The Persons who "beneficially own" (within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934, as amended) any interests in Purchasers (such Persons collectively referred to as the "Principals," and individually as a "Principal"), and the amount of such interests each such Principal "beneficially owns," are set forth on Schedule 6.7(a). No other Person not listed on Schedule 6.7(a) has or will have as of the Closing Date any right, contract, agreement, arrangement or understanding with respect to any interests in any Purchaser.

                  (b) Purchasers and the Principals understand and acknowledge that each of the City, the NBA and the NHL have various requirements regarding the suitability of owners of, respectively, Ascent Arena Company, an NBA franchise and an NHL franchise, and Purchasers and the Principals are familiar with such requirements. To the knowledge of Purchasers and the Principals, no Person listed on Schedule 6.7(a) has: (i) ever had a petition under the federal bankruptcy laws or any state bankruptcy or insolvency laws filed by or against such Person or any partnership in which such Person was a general partner at the time of or within two years prior to such filing, any limited liability company in which such Person was a member at the time of or within two years prior to such filing, or any corporation or business association of which such Person was an executive officer or director at the time of or within two years prior to such filing; (ii) been convicted in a criminal proceeding or been named subject of a pending criminal proceeding (excluding minor traffic violations or other minor offenses); (iii) been the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any Governmental Authority, permanently or temporarily enjoining such Person from, or otherwise limiting such Person from, engaging in any type of business activity; (iv) ever had any ties to or relationships with organized crime or any Persons involved in organized crime; or (v) engaged in any illegal, unethical or inappropriate conduct that could reasonably be expected to serve as a basis for any of the City, the NBA or the NHL to not approve Purchasers or any Principals as an owner of, respectively, Ascent Arena Company, the Nuggets or the Avalanche. Additionally, each of the Principals has a net worth and financial liquidity that are reasonably expected to meet the requirements of the City, the NBA and the NHL.

         6.8 No Other Representations. Seller acknowledges that Purchasers and the Principals have not made and do not make, and Seller has not relied on, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Article VI.

         6.9 Financial Matters. Purchasers have, or at Closing will have, sufficient funds available to consummate the transactions contemplated by this Agreement.


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


                                  ARTICLE VII.

                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligations of Purchasers. The obligations of Purchasers to consummate the Closing are subject to the satisfaction, or waiver by Purchasers, of each of the following conditions:

                  (a) Seller shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at Closing.

                  (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except for those representations and warranties which are made as of a specific date, which shall be true and correct in all material respects as of such date.

                  (c) Seller shall have delivered to Purchasers a certificate signed by an authorized officer stating that, as of the Closing Date, the conditions set forth in Sections 7.1(a) and 7.1(b) have been satisfied.

                  (d) No temporary restraining order, preliminary or permanent injunction, stay, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority prohibiting the consummation of the Closing shall be in effect.

                  (e) Except the City Consent (which shall be governed by Section 7.1(h)) and compliance with the HSR Act (which shall be governed by
Section 7.1(i)), all material Sports Entities' Required Governmental Approvals shall have been obtained without the imposition of any conditions unacceptable to Purchasers in their reasonable discretion. All such Sports Entities' Required Governmental Approvals shall be in effect, all applicable waiting periods with respect to such Sports Entities' Required Governmental Approvals shall have expired, and all conditions and requirements prescribed by Applicable Law or by such Sports Entities' Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Sports Entities' Required Governmental Approvals are in full force and effect as of the Closing.

                  (f) Except the consents of the NBA and NHL (which shall be governed by Section 7.1(g)), all material Sports Entities' Required Contractual Consents shall have been obtained without the imposition of any conditions unacceptable to Purchasers in their reasonable discretion. All such Sports Entities' Required Contractual Consents shall be effective, and all conditions and requirements prescribed by any such Sports Entities' Required Contractual Consent to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Sports Entities' Required Contractual Consents are in full force and effect as of the Closing.

                  (g) All required written consents of the NBA and the NHL to the transfer of membership and partnership interests contemplated by this Agreement shall have been obtained on customary or otherwise reasonable terms and conditions; provided that terms and conditions similar to those included in the existing Consent Agreements of the Avalanche or the existing Agreements and Undertakings of the Nuggets, including any Consent Agreement of the Avalanche and any Agreement and Undertaking of the Nuggets entered into in connection with the acquisition of control of Sellers by Liberty Media Corporation, or otherwise consistent with conditions imposed on other NBA (including specifically former American Basketball Association) teams or NHL teams will be deemed to be customary or otherwise reasonable terms and conditions. Each of KMS Sports and KMN Ball shall have received satisfactory assurance, either through written confirmation from the NBA that league approval was obtained at a meeting of the NBA's board of governors, or by a unanimous authorization by the NBA Member Teams, the NBA, or otherwise in accordance with such league's Organizational Documents, to the transfer of the Nuggets to each of KMS Sports and KMN Ball.

                  (h) The City Consent shall have been obtained without the imposition of any conditions that are unreasonable and unacceptable to Purchasers in their reasonable judgment, it being understood that the conditions described in Section 9.10 in no event will be deemed unreasonable or unacceptable to Purchasers.

                  (i) If the filing of a Notification Form under the HSR Act is required, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  (j) Purchasers must have received (i) a "date-down" endorsement, in form and substance reasonably satisfactory to Purchasers, to the existing title insurance policy covering the Arena Land, unless the Arena Land has been conveyed to the City pursuant to the Arena Agreement, and (ii) either an extended coverage title insurance policy pursuant to the existing title commitment covering the Development Property, if one has not been issued prior to the Closing, or a "date-down" endorsement, in form and substance reasonably satisfactory to Purchasers, to the title insurance policy covering the Development Property previously issued pursuant to such title commitment.

                  (k) Purchasers must have received evidence reasonably satisfactory to them that all Liabilities of any Purchased Entity to Seller or any other Purchased Entity have been forgiven and discharged, other than Liabilities created by this Agreement.

                  (l) Purchasers must have received current certificates of good standing from the Delaware Secretary of State with regard to AEG, HC, LLC-I, Nuggets LP, LLC-II, and, if applicable, Denver Arena Trust.

                  (m) Purchasers must have received current certificates of good standing from the Colorado Secretary of State with regard to Ascent Arena Company, Arena Operating Company, Avalanche LLC and the Nevada Secretary of State with regard to Mountain Mobile.

                  (n) Purchasers must have received a copy of the independent public accountants' report to be submitted on or before May 31, 2000, pursuant to the Sale and Servicing Agreement, and such report must state that such accountants have performed certain procedures in connection with Ascent Arena Company's compliance with respect to its servicing obligations under the Sale and Servicing Agreement and identify results of such procedures and including any exceptions and notes.

                  (o) All documents required to be delivered under Article IV must have been delivered.

         7.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction, or waiver by Seller, of each of the following conditions:

                  (a) Purchasers must have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Purchasers prior to or at Closing.

                  (b) The representations and warranties of Purchasers contained in this Agreement must be true and correct in all material respects as of the Closing Date.

                  (c) No temporary restraining order, preliminary or permanent injunction, stay, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority prohibiting the consummation of the Closing shall be in effect.

                  (d) The NBA shall have released AEG from any guaranty of Nuggets LP's obligations under the Agreement and Undertaking, dated as of June 27, 1997, between the NBA, Seller and Nuggets LP and shall have released any Person other than a Purchased Entity from any guaranty under any Agreement and Undertaking entered into in connection with the acquisition of control of Seller by Liberty Media Corporation.

                  (e) The NHL shall have released AEG from any guaranty of Avalanche LLC's obligations under the Consent Agreements, dated as of July 1, 1995 and June 27, 1997, between the NHL, Seller, and Avalanche LLC and shall have released any Person other than a Purchased Entity from any guaranty under any Consent Agreement entered into in connection with the acquisition of control of Seller by Liberty Media Corporation.

                  (f) AEG shall have been released from its guaranty to the City of performance by Ascent Arena Company, Nuggets LP and Avalanche LLC pursuant to the Arena Agreement.

                  (g) AEG shall have been released from its guarantees (i) under that certain Guaranty, dated November 14, 1997, of Ascent Arena Company's obligations under the ERA (as the same may from time to time be modified, extended and otherwise amended), and (ii) under that certain Guaranty Agreement, dated as of November 1, 1997, of Ascent Arena Company's obligations under the Redevelopment Agreement (as the same may from time to time be modified, extended or


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


otherwise amended); provided, however, that if either of such releases has not been obtained and all other conditions to Closing have been satisfied or waived, Seller will proceed with the Closing, in which event Kroenke and Ascent Arena Company will (A) use their best efforts to obtain such releases as soon as practically possible after the Closing, and (B) indemnify and hold harmless AEG from any liability (including any costs and expenses) that may be incurred by AEG after the Closing pursuant to such guarantees.

                  (h) Purchasers shall have acknowledged in writing that all Liabilities of Seller to any Purchased Entity (or of any Purchased Entity to any other Purchased Entity) shall have been forgiven and discharged, excluding only the Liabilities created by this Agreement.

                  (i) All material Sports Entities' Required Governmental Approvals shall have been obtained as required under Section 7.1(e).

                  (j) All material Sports Entities' Required Contractual Consents shall have been obtained as required under Section 7.1(f).

                  (k) The written consent of the NBA and the NHL to the transfer of membership and partnership interests contemplated by this Agreement shall have been obtained as required under Section 7.1(g).

                  (l) The City Consent shall have been obtained as required under Section 7.1(h).

                  (m) If the filing of a Notification Form under the HSR Act is required, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  (n) Any Interim Period Intercompany Loans shall have been repaid in accordance with Section 3.2(f).

                  (o) The deliveries required to be made by Purchasers under
Section 4.4 shall have been made.

                                  ARTICLE VIII.

                                   TERMINATION

         8.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of Seller and Purchasers.

         8.2 Default by Seller. This Agreement may be terminated by Purchasers prior to the Closing at any time following the expiration of 30 days from the date that Purchasers have given written notice to Seller that any representation or warranty of Seller in this Agreement is not true and correct in all material respects or that there shall have been a breach by Seller with respect to any material obligation of Seller in this Agreement, in either case which breach would entitle Purchasers not to consummate the transactions contemplated by this Agreement in accordance with Section 7.1, and such breach cannot be cured by June 30, 2000 (the "Drop Dead Date").

         8.3 Default by Purchasers. This Agreement may be terminated by Seller prior to the Closing at any time following the expiration of 30 days from the date that Seller has given written notice to Purchasers that any representation or warranty of Purchasers in this Agreement is not true and correct in all material respects or that there shall have been a breach by Purchasers with respect to any material obligation of Purchasers in this Agreement, in either case which breach would entitle Seller not to consummate the transactions contemplated by this Agreement in accordance with Section 7.2, and such breach cannot be cured by the Drop Dead Date.

         8.4 Failure to Close. This Agreement may be terminated by Purchasers or Seller if the Closing shall not have been consummated by the Drop Dead Date; provided, however, that neither Seller nor Purchasers may terminate this Agreement pursuant to this Section 8.4 (i) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement, or (ii) prior to August 31, 2000, if the Closing shall not have been consummated prior to such date solely because any one or more of the conditions set forth in Sections 7.1(e), (f), (g), or (h) has not been satisfied if the applicable party has and continues to reasonably pursue obtaining the consents required to be obtained in order for such conditions to be satisfied in accordance with the provisions of this Agreement.

         8.5 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement forthwith shall become void and of no further force or effect, and no party hereto shall have any liability or obligation hereunder, except that any such termination shall not affect (i) the provisions of Sections 9.7 (Publicity) and 9.8 (Costs and Expenses), and the terms of any Confidentiality Agreement entered into between any of the parties to this Agreement, all of which shall survive any such termination, and (ii) the rights and remedies available to a party as a result of any willful breach of any provisions of this Agreement.

                                   ARTICLE IX.

                                OTHER AGREEMENTS

         9.1 Further Assurances. Subject to the terms and conditions of this Agreement (including Section 9.13), Seller and Purchasers will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Seller and Purchasers agree, subject to the satisfaction of the conditions contained in this Agreement, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         9.2 Certain Filings. The parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Sports Entities' Contract, Arena Contract or other Contract binding upon any Purchased Entity is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement (including Section 9.13), in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers. Without limiting the foregoing, the parties hereto shall each promptly complete and file all reports and forms, and respond to all requests or further requests for additional information, as may be required or authorized under the HSR Act.

         9.3 Administration of Accounts. All payments and reimbursements made by any third party to Seller in the name of or to any of the Purchased Entities, the Pepsi Center, the Arena Land, the Development Property, the Nuggets or the Avalanche after the Closing Date shall be held by Seller in trust for the benefit of Purchasers and, immediately upon receipt by Seller of any such payment or reimbursement, Seller shall pay, or cause to be paid, over to Purchasers the amount of such payment or reimbursement without right of set off.

         9.4 Guarantee of Performance. The obligations of Purchasers pursuant to this Agreement and to consummate the transactions contemplated by the Transaction Documents will be personally guaranteed by Kroenke.

         9.5 Taxes.

                  (a) Pre-Closing Matters.

                           (i) Seller shall cause any tax-sharing agreements, tax indemnity agreements, tax allocation agreements, or similar agreements with respect to any P&P Entity, and any power of attorney with respect to Tax matters of any P&P Entity, to be terminated on or prior to the Closing Date so that from and after the Closing Date the P&P Entities shall not be bound thereby nor have any liability thereunder.

                           (ii) No material new elections with respect to Taxes nor any material changes in current elections with respect to Taxes affecting any P&P Entity shall be made after the Effective Date without the prior written consent of Purchasers.

                           (iii) Prior to Closing, Seller shall provide
                           Purchasers with a clearance certificate or similar document that may be required by any state taxing authority in order to relieve Purchasers of (A) any obligation to withhold any portion of the Purchase Price with respect to any of the P&P Entities and (B) any potential bulk sales tax liability.

                           (iv) Seller shall deliver to Purchasers at Closing a "Certificate of Nonforeign Status" under section 1445 of the Code in a form reasonably satisfactory to Purchasers.

                           (v) Each Partnership Entity has or will have an election under section 754 of the Code in effect for the tax year that includes the Closing Date. The tax matters partner for each Partnership Entity shall resign effective on or before the Closing Date.

                           (vi) Seller shall reasonably cooperate with Purchasers with respect to structure matters relating to Tax efficiencies prior to Closing.

                           (vii) Prior to the Closing, Seller shall pay all Non-Income Taxes of each P&P Entity no later than the last date on which such Non-Income Taxes are due and payable.

                           (viii) Seller shall not be obligated to make any indemnification payments to Purchasers under Section 9.5(d) unless and until the amount of unpaid Taxes not accrued as of the Closing Date on a consolidated balance sheet for the Purchased Entities prepared in a manner consistent with the balance sheets for the Purchased Entities as at the Balance Sheet Date that are included in the Financial Statements equals $400,000 in the aggregate, in which event Purchasers shall be entitled to indemnification for 50% of all unpaid Taxes in excess of such amount.

                  (b) Allocation of Income Taxes for Pre-Closing and Post-Closing Periods.

                           (i) Seller shall pay all Income Taxes of each P&P Entity allocable to any Pre-Closing Period whether such Taxes are due before or after Closing, including
                           (i) all Income Taxes specifically attributable to a Predecessor Entity ceasing to be a member of Seller's consolidated group (which shall include any income from an intercompany transaction described in Treasury Regulation Section 1.1502-13 or with respect to any excess loss account described in Treasury Regulation Section 1.1502-19 or pursuant to any comparable provisions of state, local or foreign tax law), (ii) all Income Taxes with respect to income, gain or loss from the sale of the interests in the Purchased Entities, and (iii) any Taxes related to the mergers of the Predecessor Entities with or into the Purchased Entities prior to the Effective Date. Subject to the provisions below, the Income Taxes allocable to a Pre-Closing Period shall be determined on the accrual accounting method and on the basis of a closing of the books of each Purchased Entity as of the end of the Closing Date. The Income Taxes attributable to a Purchased Entity's direct and indirect interest in any Tax Partnerships shall be determined by a closing of the books of each Tax Partnership as of the end of the Closing Date, and all Income Taxes attributable to the operations and activities of a Tax Partnership through the end of the Closing Date using the accrual accounting method shall be considered Income Taxes of the Purchased Entity allocable to a Pre-Closing Period.

                           (ii) For federal income tax purposes, Seller shall include all income of each Corporate Entity for all Pre-Closing Periods beginning on or after July 1, 1997 in the consolidated federal income tax Returns of Seller's consolidated group and shall pay any Income Taxes attributable to such income. Any position on such Returns that relates to a Corporate Entity shall comply with the Return Preparation Standard. Purchasers shall prepare and deliver to Seller, within 45 days after Closing, books and working papers (prepared on a GAAP basis) that demonstrate the operations, activities and income of each Purchased Entity for the period ending on the Closing Date. Seller shall prepare and deliver to Purchasers within 30 days after the receipt of the books and working papers described in the preceding sentence, a statement prepared on a tax basis reflecting the operations, activities and income of each Purchased Entity for the period ending on the Closing Date.

                  (c) Transfer Taxes. Purchasers shall pay 100% of any sales, use, transfer, stamp, documentary or other similar Taxes and any recording and filing fees (collectively "Transfer Taxes"), with respect to the transactions contemplated by the Transaction Documents, and Purchasers shall prepare and timely file all Returns with respect to such Transfer Taxes.

                  (d) Indemnification.

                           (i) Subject to Section 9.5(a)(viii), Seller shall indemnify and hold harmless Purchasers, each Purchased Entity and their Affiliates from and against (without duplication) any loss incurred by Purchasers, any Purchased Entity, or any of their
                           Affiliates:

                                    (A) With respect to any Income Taxes of a
                           Purchased Entity or Corporate Entity attributable to a Pre-Closing Period taking into account the provisions of Section 9.5(b)(i) but excluding any Taxes described in Section 9.5(d)(ii)(B) or
                           (d)(ii)(C);

                                    (B) With respect to any Income Taxes
                           specifically attributable to a Corporate Entity leaving Seller's consolidated group (which shall include any deferred intercompany gain under Treasury Regulation Section 1.1502-13 and income with respect to an excess loss account under Treasury Regulation
                           Section 1.1502-19, or pursuant to any comparable provision of state, local or foreign tax law);

                                    (C) With respect to any liability of a
                           Purchased Entity or Corporate Entity for any
                           Pre-Closing Period for the Income Taxes of any other Person (other than another Purchased Entity or Corporate Entity) as a transferee, a successor, by contract, pursuant to Treasury Regulation ss. 1.1502-6, or otherwise; and

                                    (D) With respect to any loss resulting from
                           the breach of any of the representations or warranties of Seller set forth in Section 5.11 or any of the covenants or agreements of Seller set forth in this Section 9.5.

                           (ii) Purchasers shall indemnify and hold harmless Seller and its respective Affiliates from and against (without duplication) any loss incurred by Seller or its Affiliates:

                                    (A) With respect to any Taxes of a Purchased
                           Entity attributable to a Post-Closing Period;

                                    (B) With respect to any Taxes resulting from
                           transactions or actions taken by a Purchased Entity that occur on the Closing Date but after the Closing and that are not in the ordinary course of business;

                                    (C) With respect to any Taxes resulting from
                           an actual or deemed election by Purchasers under
                           section 338 of the Code (or any similar provisions of state law or the law of any other taxing jurisdiction) with respect to any of the Purchased Entities in connection with any of the transactions contemplated by this Agreement;

                                    (D) With respect to any Transfer Taxes that
                           are the obligation of Purchasers under Section 9.5(c); and

                                    (E) With respect to any loss resulting from
                           the breach of any of the covenants or agreements of Purchasers set forth in this Section 9.5.

                           (iii) Any indemnity payments made between the parties shall be treated as an adjustment to the Adjusted Purchase Price.

                  (e) Preparation of Returns.

                           (i) All Returns for a P&P Entity (other than Mountain Mobile) with respect to any Pre-Closing Period that are to be filed after the Effective Date and before the Closing Date shall be prepared and filed by Seller and Seller shall pay all Taxes due on those Returns. Any federal consolidated income tax return and any state consolidated, unitary or combined income tax return that includes a P&P Entity with respect to any Pre-Closing Period and any

                           Return for a P&P Entity for which Seller is liable for Income Taxes allocable to any Pre-Closing Period under Section 9.5(b)(i) and that is to be filed after the Closing Date shall be prepared and filed by Seller. Seller shall pay all Taxes shown as due on those Returns; provided that if any amount shown as due on those Returns is the obligation of Purchasers under Section 9.5(d)(ii), Purchasers shall pay such amount to Seller at least five Business Days prior to the filing of such Returns. The Returns described above shall be prepared in accordance with the Return Preparation Standard insofar as such Returns relate to a P&P Entity (other than Mountain Mobile). Seller shall provide Purchasers with a copy of each such Return (and supporting schedules) in the form proposed to be filed by Seller (a "Proposed Return") at least 30 days in advance of the due date (including any extensions) for such Return. Purchasers and their authorized representatives shall have the right to review and comment on the Proposed Return, and Seller shall make any changes reasonably requested by Purchasers in order to cause the Proposed Return to comply with the Return Preparation Standard. Neither Seller nor any Affiliate shall file any amended Return or claim for Tax refund with respect to any P&P Entity with respect to any Pre-Closing Period, without the consent of Purchasers, if the requested adjustment would increase the Tax liability of Purchasers for any period unless Seller or the Affiliate, as the case may be, agrees to indemnify Purchasers for the full cost of such increased Tax liability of Purchasers.

                           (ii) Except for state and federal income Tax Returns described in paragraph (i) above, all Returns with respect to a P&P Entity that are to be filed after the Closing Date shall be prepared and filed by Purchasers, and Purchasers shall pay any amount shown as due on such Returns.

                           (iii) Seller and Purchasers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books, records and accounting work papers) relating to a P&P Entity as is reasonably necessary for the preparation of any Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

                  (f) Notification of Proceedings. In the event that Purchasers receive written notice of any Tax matter with respect to a P&P Entity that could affect Seller, or Seller receives written notice of any Tax matter with respect to a P&P Entity that could affect Purchasers, the party receiving such written notice shall notify in writing the potentially affected party within five Business Days after receipt of such notice. The failure of any party to give the notice required by this Section 9.5(f) shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged or prejudiced thereby.

                  (g) Cooperation.

                           (i) After the Closing, Seller and Purchasers shall, each at its own expense, cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Return, refund claim or Tax controversy matter with respect to any P&P Entity or its activities. Such cooperation shall include making available any information, records and documents in their possession or under their control related to any P&P Entity that is relevant to the preparation or audit of any Return, refund claim or Tax controversy matter with respect to any P&P Entity or its activities. Any information provided or obtained under this paragraph shall be kept confidential, except as may otherwise be necessary in connection with the filing of a Return, refund claims, tax audits, tax claims or tax litigation or as required by law.

                           (ii) Seller shall have the right to control, at its expense, any Tax Proceeding (as defined below) to the extent such proceeding relates to any Tax issue that could give rise to a liability of Seller to Purchasers under Section 9.5(d)(i) (a "Liability Issue"). Seller shall furnish to Purchasers copies of any inquiries or requests for information from any taxing authority concerning any Liability Issue, and Seller shall furnish to Purchasers advance written notification of the position(s) that Seller intends or expects to take in such Tax Proceedings. Purchasers shall have the right to consult with Seller regarding any response to such requests. Seller shall provide to Purchasers copies of all written communications and documents submitted to any taxing authority with respect to a Liability Issue. Seller and Purchasers shall each furnish to the other, promptly after receipt, a copy of all information document requests, notices of proposed adjustment, revenue agent's reports or similar reports or notices of deficiency together with all relevant documents and memos related to the foregoing documents, notices or reports, relating to any Liability Issue. Notwithstanding the foregoing, Seller shall not take or propose to take any unreasonable position in any Tax Proceeding involving or with respect to any of the P&P Entities. Every position that Seller proposes to take in such Tax Proceedings shall be deemed to be reasonable unless Purchasers provide to Seller a written opinion of nationally recognized tax counsel that concludes that the position taken by Seller is unreasonable. In that event, Seller shall cease to maintain such position unless and until Seller is able to provide to Purchasers a written opinion of nationally recognized tax counsel that the position that Seller is taking is reasonable.

                           (iii) Subject to the provisions of subparagraph (ii) above, Purchasers shall have complete control over the handling, disposition and settlement of any Tax controversy with respect to a Purchased Entity, including any administrative, judicial or other proceeding in connection with any Tax controversy (a "Tax Proceeding").

                  (h) Record Retention. Seller and Purchasers shall retain and provide to each other upon reasonable request any records or other information (including accounting work papers) that is in their possession or readily obtainable and may be relevant to any Return, audit or examination, proceeding, or determination that affects any amount required to be shown on any Return of a P&P Entity for any period. Without limiting the generality of the foregoing, Seller and Purchasers shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work papers, and other records or information that may be relevant to such Returns of a P&P Entity and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                  (i) Treatment of Purchase. For federal income tax purposes, Seller and Purchasers shall treat the purchase of 100% of the membership interests in LLC-I and LLC-II as the purchase of the assets of LLC-I and LLC-II pursuant to Revenue Ruling 99-5.

                  (j) Allocation of Purchase Price. Within 75 days after the Closing Date, Purchasers will deliver to Seller proposed Schedule 9.5(j) (the "Allocation Schedule"), which shall set forth an allocation of the total amount of the consideration paid by Purchasers to Seller in connection with the consummation of the transactions contemplated by this Agreement to the Assets acquired by Purchasers from Seller hereunder. The allocation shall take into account an appraisal prepared by PricewaterhouseCoopers, or another nationally recognized appraiser reasonably acceptable to Purchasers and Seller, who shall be retained by Purchasers at Purchasers' expense. Seller shall reasonably cooperate in providing information and assistance to any such appraiser. Within ten Business Days after delivery of the Allocation Schedule by Purchasers to Seller, Seller will notify Purchasers in writing whether Seller approves or disapproves the Allocation Schedule; provided, however, that Seller will not disapprove the Allocation Schedule unless Seller determines in its reasonable judgment that (i) either the appraisal is not reasonably supportable or the allocation proposed by Purchasers on the Allocation Schedule is not reasonably consistent with the appraisal, and (ii) that the allocation proposed by Purchasers on the Allocation Schedule will result in Seller being required to recognize both ordinary income and capital loss in an amount that is more than de minimus. Unless Seller disapproves the Allocation Schedule pursuant to the immediately preceding sentence, the Allocation Schedule will be attached to and incorporated as part of this Agreement within 90 days after the Closing Date, and all parties to this Agreement shall prepare and file all applicable Returns in a manner consistent with the allocation set forth on the Allocation Schedule.

         9.6 Employee Benefit Plans.

                  (a) This Section 9.6 contains the covenants and agreements of the parties with respect to the employee benefits and employee benefit plans provided or covering the employees of the Purchased Entities. Nothing herein expressed or implied confers upon any such employee any rights or remedies of any nature or kind whatsoever under or by reason of this Section 9.6.

                  (b) Purchasers agree to cause the Purchased Entities' Employee Plans to be maintained substantially in accordance with their current terms and conditions, except to the extent any change may be required by Applicable Law, through the first anniversary of the Closing Date.

                  (c) Purchasers agree to cause to be made available on and after the Closing Date to employees of the Purchased Entities on the Closing Date who participate in Seller's 401(k) Plan ("Seller's 401(k) Plan") a 401(k) plan sponsored by LLC-I (the "Ascent Sports 401(k) Plan"). The Ascent Sports 401(k) Plan shall, through the first anniversary of the Closing Date, provide benefits, and contain terms and provisions, substantially the same as provided under Seller's 401(k) Plan. The Ascent Sports 401(k) Plan shall accept direct and indirect rollovers of such employees' account balances in Seller's 401(k) Plan, including direct rollovers of any outstanding employee loans under Seller's 401(k) Plan in kind. To the extent that distributions from Seller's 401(k) Plan to the employees of the Purchased Entities are prohibited by law, as determined by Seller, Seller and Purchasers agree to use their reasonable best efforts to effect a transfer of the account balances (including participant loans, if any, and any portion of such accounts attributable to qualifying employer securities, as defined in ERISA section 407) of the employees of the Purchased Entities held in Seller's 401(k) Plan to the Ascent Sports 401(k) Plan within a reasonable period of time after the Closing Date.

                  (d) Each welfare plan (within the meaning of section 3(1) of ERISA) or policy maintained or sponsored by the Purchased Entities or by Purchaser in which any employees of the Purchased Entities who currently participate in welfare plans maintained by Seller will be eligible to participate shall (i) permit such employees to enroll in such plans effective upon the Closing Date, subject to satisfaction of any eligibility requirements but without regard to any waiting periods, (ii) waive any pre-existing condition limitation or exclusion and (iii) credit all payments made for health care expenses during the current plan year of Seller's plans for purposes of satisfying deductible, co- insurance and maximum out-of-pocket provisions for the balance of the current plan year of the Purchased Entities' or Purchasers' plans.

                  (e) Purchasers shall (i) cause the Purchased Entities to continue, for the balance of the current plan year, any Code section 125 cafeteria plans based on the current elections of the participants who are employed by the Purchased Entities on the Closing Date; or (ii) establish a similar Code section 125 cafeteria plan that will accept transfers of account balances from any Code section 125 cafeteria plans in which employees of the Purchased Entities participate.

         9.7 Publicity. The parties hereto understand and acknowledge that Seller will be obligated to disclose promptly after signing all of the material terms and conditions of this Agreement, and shall thereafter be required to file this Agreement with the Securities and Exchange Commission. Subject to the foregoing, the parties agree that no press release will be made by Seller or Purchasers or any of their respective agents concerning the transactions contemplated under this Agreement until such release has been reviewed by and coordinated with the other parties.

         9.8 Costs and Expenses. Seller and Purchasers shall each be responsible for and bear their own costs and expenses incurred in connection with the transactions contemplated under this

Agreement; provided, however, that Seller and Purchasers shall each pay one-half of any HSR Act filing fees required to be paid in connection with the transactions contemplated under this Agreement.

         9.9 Conditions to Closing. Subject to the terms and conditions of this Agreement (including Sections 9.10, 9.11, 9.12 and 9.13), Seller and Purchasers shall use all reasonable efforts to satisfy the applicable conditions to the Closing set forth in Article VII.

         9.10 City Consent. Purchasers and Kroenke shall use their reasonable efforts to obtain the City Consent, including, if requested by the City, (a) Kroenke will execute a guarantee of the obligations under the Arena Agreement and the Ground Lease with the City to be entered into upon the City Transfer, in form and substance reasonably satisfactory to Kroenke and the City; provided, however, that a guarantee substantially similar to the guarantee in favor of the City provided by AEG, the form of which is attached as an exhibit to the Arena Agreement, will be deemed to be reasonably acceptable to Kroenke, and (b) Purchasers and Kroenke will grant or cause to be granted for the benefit of the City security interests in one or more Persons holding, directly or indirectly, all of the interests in the Purchased Entities or any successor entities that hold all of the interests in the Nuggets, Avalanche and Pepsi Center, in form and substance reasonably satisfactory to Purchasers, Kroenke and the City, subject to an inter-creditor agreement pursuant to which any lender to Purchasers would agree to subordinate to any such security interests granted for the benefit of the City.

         9.11 NBA and NHL Consents. Subject to the last sentence of this Section 9.11, any other provision of this Agreement to the contrary notwithstanding (including any covenants of Seller in Article III), nothing in this Agreement will be deemed to restrict the ability of Seller or any Affiliate of Seller to take (or agree to take) or refrain from taking (or agree to refrain from taking) any action required by the NBA or NHL in order to obtain any consents required with respect to the transactions contemplated by this Agreement, subject to Purchaser's consent, which will not be unreasonably withheld or delayed, except that Purchasers' consent will not be required in connection with (i) any resolution of the pending dispute between the Avalanche and the NHL concerning certain television rights in favor of the NHL, (ii) execution by Seller or any Purchased Entity of any Consent Agreement of the Avalanche and any Agreement and Undertaking of the Nuggets in connection with obtaining approval of the NHL and the NBA with respect to the acquisition of control of Seller and the Purchased Entities by Liberty Media Corporation, or (iii) any action taken by Seller or any Affiliate of Seller if such action will not be binding on any Purchased Entity immediately after the Closing. Nothing contained in this Section 9.11 will be deemed (a) to require Seller or any Affiliate of Seller to take or agree to take any action, including any action that Seller or any Affiliate of Seller specifically is not required to take pursuant to Section 9.13 or (b) to conflict with or be inconsistent with the provisions of Section 7.1(g).

         9.12 Purchase and Sale of LDA Ascent Arena Membership Interest. If required by the NBA or NHL to obtain consents to the transactions contemplated by this Agreement, LDA will sell to Purchasers, and Purchasers will acquire from LDA, the LDA Ascent Arena Membership Interest for a purchase price equal to the LDA Ascent Arena Membership Interest Value.

         9.13 Limitations on Required Actions. Any other provision of this Agreement to the contrary notwithstanding except Section 9.12, in no event shall Purchasers or any Affiliate of Purchasers or Seller or any Affiliate of Seller (specifically including Liberty Media Corporation and AT&T Corp.) be required to take, or agree to take, any extraordinary actions, including any of the following actions, in order to satisfy any applicable conditions to the Closing, including to obtain any required approval of the NBA or NHL or the City Consent:
(a) payment of any consideration other than customary fees required to be paid to the NBA and NHL consistent with past transactions and any reasonable and customary filing or application fees, (b) acceptance of any requirement to divest, hold separate, or otherwise rearrange the composition of, any portion of its assets or business, (c) acceptance of the imposition of any material limitations on its ability effectively to exercise full rights of ownership of any assets (including the right to vote any shares of stock in any Person or voting rights with respect to any other equity interests in any Person), (d) acceptance of any condition that would make the holding of any assets (including shares of stock or other equity interests in any Person) illegal or subject to any materially burdensome requirement or condition, or (e) acceptance of any requirement to cease or refrain from engaging in any business; provided, however, that with respect to Purchasers or any Affiliate of Purchasers, in no event will the provisions of paragraphs (b), (c), (d) or (e) be deemed to apply to any direct or indirect interest in any sports team, including the St. Louis Rams, owned by Kroenke, Purchasers or any Affiliate of Purchasers.

         9.14 Amendment of Ascent Operating Agreement. Promptly after the Effective Date, KMS Sports and LDA will negotiate in good faith to reach agreement on a form of Amended and Restated Operating Agreement for Ascent Arena Company to be entered into on the Closing Date, which will be based on the Ascent Operating Agreement with the modifications set forth on Schedule 9.14.

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

         If to Seller:

                           Ascent Entertainment Group, Inc.
                           1225 Seventeenth Street
                           Denver, Colorado 80202
                           Attention: David B. Ehrlich, Esq.
                           Telecopier No.: (303) 308-0849

         with a copy to:

                           Liberty Media Corporation
                           9197 South Peoria Street
                           Englewood, Colorado 80012
                           Attention: Gary S. Howard
                           Telecopier No.: (720) 875-5268

         With a copy similarly addressed to:

                           Attention: Charles Y. Tanabe, Esq.
                           Telecopier No.: (720) 875-5382

         If to Purchasers:

                           KMS Sports, LLC
                           KMA Stick, LLC
                           KMN Ball, LLC
                           KMC Center, LLC
                           c/o The Kroenke Group
                           1001 Cherry Street, Suite 308
                           Columbia, Missouri 65201
                           Attention: E. Stanley Kroenke
                           Telecopier No.: (573) 441-8623

         with a copy to:

                           Sonnenschein Nath & Rosenthal
                           One Metropolitan Square
                           Suite 3000
                           St. Louis, Missouri 63102
                           Attention: Alan B. Bornstein, Esq.
                           Telecopier No. (314) 259-5959

         If to Designated Representative:

                           E. Stanley Kroenke
                           c/o The Kroenke Group
                           1001 Cherry Street, Suite 308
                           Columbia, Missouri 65201
                           Telecopier No.: (573) 441-8623

         Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         10.2 Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         10.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

         10.4 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Colorado.

         10.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         10.6 Entire Agreement. Except as otherwise provided herein, this Agreement (including the Schedules and Exhibits referred to herein, which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         10.7 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

         10.8 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

         10.9 Construction.

                  (a) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. The words "include," "includes" and "including" shall be deemed followed by the phrase "without limitation."

                  (b) In the event of a conflict or inconsistency between any provision contained in this Agreement and any provision contained in any of the Schedules or Exhibits to this Agreement, the provision in the Agreement shall be controlling.

         10.10 Cumulative Remedies. Except as provided in Section 9.5, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Each of Seller and Purchasers acknowledges that a party and its Affiliates will suffer irreparable damage if the other party does not perform its obligations under this Agreement, and without limiting other rights or remedies to which a party may be entitled, agrees that with respect to such obligations, an injunction may be issued without the requirement of any bond or other security and enforcement may be obtained by a decree of specific performance.


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


         10.11 Survival of Representations and Covenants. Except for the representations and warranties in Sections 5.1, 5.2 and 5.17 which shall survive for the applicable statute of limitations period, the representations and warranties and covenants and agreements to be performed by their terms prior to the Closing contained in this Agreement or in any other document delivered pursuant to this Agreement shall not survive the consummation of the transactions contemplated by this Agreement or the termination of this Agreement in accordance with its terms. Covenants and agreements to be performed by their terms in whole or in part after the Closing (including covenants and agreements in Section 9.5(d)) will survive the consummation of the transactions contemplated by this Agreement in accordance with their terms.

         10.12 No Third Party Beneficiaries. Except as expressly provided in this Agreement, including the guarantee contemplated by Section 9.4, no Person other than Purchasers and Seller shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.


                  [Remainder of page intentionally left blank]

                          COUNTERPART SIGNATURE PAGE TO
                    PURCHASE AND SALE AGREEMENT AMONG ASCENT
                    ENTERTAINMENT GROUP, INC., ASCENT SPORTS
              HOLDINGS, INC., AND KMS SPORTS, LLC, KMA STICK, LLC,
                        KMN BALL, LLC AND KMC CENTER, LLC
                           DATED AS OF APRIL 24, 2000

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or managers as of the day and year first above written.

                                        AEG

                                        ASCENT ENTERTAINMENT GROUP, INC., a
                                        Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        HC

                                        ASCENT SPORTS HOLDINGS, INC., a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                          COUNTERPART SIGNATURE PAGE TO
                    PURCHASE AND SALE AGREEMENT AMONG ASCENT
                    ENTERTAINMENT GROUP, INC., ASCENT SPORTS
              HOLDINGS, INC., AND KMS SPORTS, LLC, KMA STICK, LLC,
                        KMN BALL, LLC AND KMC CENTER, LLC
                           DATED AS OF APRIL 24, 2000

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or managers as of the day and year first above written.

                                        KMS SPORTS, LLC


                                        By:
                                           -------------------------------------
                                                       E. Stanley Kroenke


                                        KMA STICK, LLC


                                        By:
                                           -------------------------------------
                                                       E. Stanley Kroenke


                                        KMN BALL, LLC


                                        By:
                                           -------------------------------------
                                                       E. Stanley Kroenke


                                        KMC CENTER, LLC


                                        By:
                                           -------------------------------------
                                                       E. Stanley Kroenke

                          COUNTERPART SIGNATURE PAGE TO
                    PURCHASE AND SALE AGREEMENT AMONG ASCENT
                    ENTERTAINMENT GROUP, INC., ASCENT SPORTS
              HOLDINGS, INC., AND KMS SPORTS, LLC, KMA STICK, LLC,
                        KMN BALL, LLC AND KMC CENTER, LLC
                           DATED AS OF APRIL 24, 2000


                                        ACKNOWLEDGED AND AGREED WITH
                                        RESPECT TO SECTIONS 3.6, 9.12 and 9.14:

                                        LIBERTY DENVER ARENA LLC

                                        By:      LMC Denver Arena, Inc.,
                                                 its sole member


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                        ACKNOWLEDGED AND AGREED WITH RESPECT
                                        TO SECTIONS 7.2(g), 9.4 and 9.10:


                                        ----------------------------------------
                                        E. Stanley Kroenke